                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      /X/        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      / /        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-12

                   AAMES FINANCIAL CORPORATION
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------
/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
           Schedule and the date of its filing.
           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                          AAMES FINANCIAL CORPORATION
                                ----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD NOVEMBER 8, 2000

                            ------------------------

TO THE STOCKHOLDERS:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of Aames Financial Corporation (the "Company") will be held at the Omni Hotel, 251 S. Olive Street, Los Angeles, California 90012, on Wednesday, November 8, 2000, at 1:00 p.m., Los Angeles time, for the following purposes:

1. The Anti-Dilution Amendment Proposal. To approve an amendment to the Company's Certificate of Incorporation to eliminate the effect of the planned offering of rights by the Company to purchase Series D Convertible Preferred Stock (the "Rights Offering") on the conversion ratio of the Company's Series B Convertible Preferred Stock, Series C Convertible Preferred Stock and Series D Convertible Preferred Stock, if any (the "Anti-Dilution Amendment Proposal");

2. The Series D Authorization and Issuance Proposal. To approve the proposal to increase the number of shares of the Company's Preferred Stock which have been designated as shares of Series D Convertible Preferred Stock from and to authorize the issuance of shares of Series D Preferred Stock in the Rights Offering (the "Series D Authorization and Issuance Proposal")

3. The Stock Option Plan Proposal. To amend the Company's Amended and Restated 1999 Stock Option Plan (the "Plan") to increase the number of shares authorized for issuance under the Plan from 12,000,000 to 22,000,000;

4. To elect four Series B Directors to hold office for one year and until such directors' successors are elected;

5. To elect two Class I Common Stock directors to hold office for three years and until such director's successors are elected;

6. To ratify the appointment of Ernst & Young LLP as the Company's independent accountants for the fiscal year ending June 30, 2001; and

7. To transact such other business as may properly come before the Meeting and any adjournment(s) thereof.

    Only stockholders of record of the Company at the close of business on September 28, 2000 are entitled to notice of and to vote at the Meeting and adjournment(s) thereof.

    All stockholders are cordially invited to attend the Meeting in person. However, to ensure your representation at the Meeting, you are urged to mark, sign and return the enclosed Proxy as promptly as possible in the postage prepaid envelope enclosed for that purpose. Any stockholder attending the Meeting may vote in person, even though he or she has returned a Proxy.

                                          By Order of the Board of Directors

                                          /s/ John F. Madden, Jr.

                                          John F. Madden, Jr.
                                          SECRETARY

Los Angeles, California
October [  ], 2000

IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

                          AAMES FINANCIAL CORPORATION
                        350 S. GRAND AVENUE, 52ND FLOOR
                         LOS ANGELES, CALIFORNIA 90071
                                 (323) 210-5000

                            ------------------------

                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD NOVEMBER 8, 2000

                            ------------------------

                                  INTRODUCTION

    This Proxy Statement is furnished in connection with the solicitation of Proxies by the Board of Directors of Aames Financial Corporation, a Delaware corporation (the "Company"), for use at the 2000 Annual Meeting of Stockholders (the "Meeting") to be held at the Omni Hotel, 251 S. Olive Street, Los Angeles, California 90012, at 1:00 p.m., Los Angeles time, on Wednesday, November, 2000, and at any adjournment(s) thereof.

    It is anticipated that the 2000 Annual Report and this Proxy Statement and the accompanying Proxy will be mailed to stockholders on or about October 4, 2000.

    At the Meeting, the stockholders of the Company will vote upon: (i) the proposal to approve an amendment to the Company's Certificate of Incorporation to eliminate the effect of the planned offering of rights (the "Rights Offering") by the Company to purchase shares of its Series D Convertible Preferred Stock, par value $0.001 per share (the "Series D Preferred Stock") on the conversion ratio of the Company's Series B Convertible Preferred Stock, par value $0.001 per share (the "Series B Preferred Stock"), the Series C Convertible Preferred Stock, par value $0.001 per share (the "Series C Preferred Stock") and the Series D Preferred Stock, if any (the "Anti-Dilution Amendment Proposal"); (ii) the proposal to increase the number of shares of the Company's Preferred Stock, par value $0.001 per share (the "Preferred Stock") which have been designated as shares of Series D Preferred Stock from 108,565,514 shares to 149,365,514 shares and to authorize the issuance of up to [68,020,470] shares of Series D Preferred Stock in the Rights Offering (the "Series D Authorization and Issuance Proposal"); (iii) to approve the amendment to the Company's Amended and Restated 1999 Stock Option Plan (the "Stock Option Plan Proposal"); (iv) the election of four Series B Directors for terms of one year each; (v) the election of two Class I Common Stock directors for terms of three years each; (vi) the ratification of the appointment of Ernst & Young LLP as the Company's independent accountants for the fiscal year ending June 30, 2001; and
(vii) such other matters as may properly come before the Meeting and any and all adjournments thereof.

    A Proxy for use at the Meeting is enclosed. Any stockholder who executes and delivers such Proxy has the right to revoke it at any time before it is exercised by delivering to the Secretary of the Company an instrument revoking it or a duly executed Proxy bearing a later date, or by attending the Meeting and voting in person. Subject to such revocation, all shares represented by a properly executed Proxy received in time for the Meeting will be voted by the Proxy holders in accordance with the instructions on the Proxy. If no instruction is specified with respect to a matter to be acted upon, the shares represented by the Proxy will be voted (i) in favor of the Anti-Dilution Amendment Proposal; (ii) in favor of the Series D Authorization and Issuance Proposal; (iii) in favor of the Stock Option Plan Proposal; (iv) in favor of the election of the nominees for Series B director set forth herein; (v) in favor of the election of the nominees for Class I Common Stock director set forth herein;
(vi) in favor
of the ratification of the appointment of Ernst & Young LLP as the Company's independent accountants; and (vii) if any other business is properly presented at the Meeting, in accordance with the recommendations of the Board of Directors.

    The expenses of preparing, assembling, printing and mailing this Proxy Statement and the materials used in the solicitation of Proxies will be borne by the Company. It is contemplated that the Proxies will be solicited through the mails, but officers, directors and regular employees of the Company may solicit Proxies personally. Although there is no formal agreement to do so, the Company may reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding the Proxy materials to stockholders whose stock in the Company is held of record by such entities. In addition, the Company may use the services of individuals or companies it does not regularly employ in connection with the solicitation of Proxies if management determines it advisable.

                               VOTING SECURITIES

    The close of business on September 28, 2000 has been fixed as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at the Meeting and any adjournments thereof. As of the
Record Date, [            ] shares of the common stock, par value $0.001 per
share (the "Common Stock"), no shares of the Company's Series A Preferred Stock, par value $0.001 (the "Series A Preferred Stock") per share, 26,704,000 shares
of Series B Preferred Stock, [            ] shares of the Series C Preferred
Stock and 59,411,763 shares of the Series D Preferred Stock (the Series B Preferred Stock, the the Series C Preferred Stock and the Series D Preferred Stock are together referred to as the "Senior Preferred Stock") were issued and outstanding.

    As of such date, the Company had approximately [      ] holders of record of
its Common Stock, one holder of record of its Series B Preferred Stock, [ ] holders of record of its Series C Preferred Stock and 2 holders of record of its Series D Preferred Stock.

    A majority of the outstanding shares of the Company entitled to vote, including one-third of the total number of shares of Series B Preferred Stock, one-third of the total number of shares of Series C Preferred Stock and one-third of the total number of Series D Preferred Stock, must be represented in person or by proxy at the Meeting in order to constitute a quorum for the transaction of business. A stockholder is entitled to cast one vote for each share of Common Stock, 0.2 votes for each share of Series B Preferred Stock, one vote for each share of Series C Preferred Stock and one vote for each share of Series D Preferred Stock held on the Record Date on each proposal with regard to which he or she is entitled to vote, except for matters which one or more series of Senior Preferred Stock is entitled to vote separately as a class or series, in which case each share of Senior Preferred Stock shall be entitled to one vote.

    The approval of the Anti-Dilution Amendment Proposal requires the affirmative vote of the holders of a majority of (i) the votes entitled to be cast by holders of all outstanding shares of Common Stock and Senior Preferred Stock, voting together as a single class, (ii) the votes entitled to be cast by holders of all outstanding shares of Senior Preferred Stock, voting together as a single class, (iii) the votes entitled to be cast by holders of all outstanding shares of Series B Preferred Stock, voting as a single class,
(iv) the votes entitled to be cast by holders of all outstanding shares of Series C Preferred Stock, voting as a single class, and (v) the votes entitled to be cast by holders of all outstanding shares of Series D Preferred Stock, voting as a single class.

    The approval of the Series D Authorization and Issuance Proposal requires the affirmative vote of: (i) the holders of a majority of the votes entitled to be cast by holders of all outstanding shares of the Senior Preferred Stock, voting together as a single class, and (ii) the holders of a majority of the votes entitled to be cast by the holders of all outstanding shares of Common Stock and Senior Preferred Stock, voting together as a single class.

    The approval of the Stock Option Plan Proposal requires the affirmative vote of the holders of a majority of the votes entitled to be cast by holders of all outstanding shares of Common Stock and Senior Preferred Stock, voting together as a single class.

    The election of each of the Series B Nominees requires the affirmative vote of the holders of a majority of the outstanding shares of Series B Preferred Stock. Holders of Common Stock, Series C Preferred Stock and Series D Preferred Stock are not entitled to vote in the election of the Series B Nominees.

    The election of the Class I Nominees requires the affirmative vote of a majority of the votes cast by holders of Common Stock and Series B Preferred Stock who are present and voting (either in person or by proxy) at the Meeting, voting together as a single class. Holders of Series C Preferred Stock and Series D Preferred Stock are not entitled to vote in the election of the Class I Nominees.

    Ratification of the appointment of Ernst & Young LLP as the Company's independent accountants for the fiscal year ending June 30, 2001 requires the affirmative vote of a majority of the votes cast by holders of outstanding shares of Common Stock and Senior Preferred Stock which are present (either in person or by proxy) at the Meeting, voting together as a single class.

    Abstentions and broker non-votes will be counted as present for the purpose of determining if a quorum is present. Broker non-votes occur when a broker holding customer securities in street name has not received voting instructions from the customer on certain non-routine matters and, therefore, is barred by rules of the New York Stock Exchange, Inc. ("NYSE") from exercising discretionary authority to vote those securities.

    In accordance with the laws of the State of Delaware and the Company's Certificate of Incorporation and Bylaws, as amended (the "Bylaws"): (i) with respect to the adoption of the Anti-Dilution Amendment Proposal, the Series D Authorization and Issuance Proposal, the Stock Option Plan Proposal and the election of the Series B Nominees, each of which is decided by the affirmative vote of a majority of the votes entitled to be cast by the holders of all outstanding shares of stock entitled to vote on such matters, abstentions and broker non-votes have the same effect as a vote against such proposals;
(ii) with respect to the election of each Class I Nominee, which requires a majority of the votes cast, only proxies indicating votes "For all nominees," or those proxies and ballots that do not withhold authority to vote for any such nominee, are counted to determine the total number of votes cast, and proxies that withhold authority to vote for such nominee as well as broker non-votes are not counted. Therefore, proxies and ballots that withhold authority to vote for such nominee, as well as broker non-votes, have no effect on the outcome of the election; (iii) with respect to the ratification of the Company's independent accountants and the adoption of all other proposals, which are decided by a majority of the shares present in person or by proxy and entitled to vote, only proxies and ballots indicating votes "For," "Against" or "Abstain" on the proposal or providing the designated proxies with the right to vote in their judgment and discretion on the proposal are counted to determine the number of shares present and entitled to vote, and broker non-votes are not counted. Thus abstentions have the same effect as a vote against a proposal but broker non-votes have no effect on the outcome of the proposal.

                        ANTI-DILUTION AMENDMENT PROPOSAL

BACKGROUND

    The Company will issue up to [19,820,229] shares of Series D Preferred Stock in a rights offering to the holders of its Common Stock and Series C Preferred Stock (the "RIGHTS OFFERING"). The Company has filed a Registration Statement of Form S-3 (the "REGISTRATION STATEMENT") with the Securities and Exchange
Commission (the "COMMISSION") on [            ]. The Company expects that the
Registration Statement will be effective on [            ] (the "EFFECTIVE
DATE") and the Company expects that the Rights Offering will be closed on or
about [            ] (the "CLOSING DATE").

    The shares of Series D Preferred Stock will be offered for $0.85 per share in the Rights Offering. If the "Fair Market Value" of the Series D Preferred Stock (defined in the Company's Certificate of Incorporation as the 15-day average price of the Company's Common Stock) is greater than $0.85 per share on the Closing Date, the conversion ratio of certain classes of Preferred Stock which are convertible into Common Stock will be automatically adjusted. The Certificate of Incorporation provides that the conversion ratio of the Series B Preferred Stock (which are currently convertible into Common Stock at a rate of 0.2 shares of Common Stock for each share of Series B Preferred Stock so converted) and the Series C Preferred Stock and Series D Preferred Stock (which is currently convertible into Common Stock at a rate of 1.0 shares of Common Stock for each shares of Series C Preferred Stock or Series D Preferred Stock so converted) will adjust in the event that the Company issues Common Stock, or securities convertible into Common Stock, for a price less than the Fair Market Value of the Common Stock.

    On [            ] the Fair Market Value of the Common Stock was
$[            ]. Depending upon the Fair Market Value on the Closing Date, the conversion ratios of the Senior Preferred Stock could be subject to automatic adjustment.

    The Board of Directors adopted, and declared advisable, an amendment to the Certificate of Incorporation which would eliminate the effect of the Rights Offering on the conversion ratio of the Senior Preferred Stock, if any.

    One of the conditions for consummation of the Rights Offering is the receipt by the Company of the consent of the holders of the Senior Preferred Stock, voting together as a single class, to an amendment to the Certificate of Incorporation to eliminate the effect of the Rights Offering on the conversion ratios of the Senior Preferred Stock. The holders of a majority of the Senior Preferred Stock have indicated that they will support this proposal.

EFFECT OF THE PROPOSAL

    If the Anti-Dilution Amendment Proposal is approved and the "Fair Market Value" of the Series D Preferred Stock on the Closing Date is in excess of $0.85 per share, holders of Series C Preferred Stock who do not exercise their rights to acquire shares of Series D Preferred Stock in the Rights Offering will not receive the benefit of an adjustment in the conversion ratio that they would otherwise receive in the event that the Company issued shares of stock for less than the Fair Market Value. If the Anti-Dilution Amendment Proposal is not approved the Rights Offering will be terminated.

VOTE REQUIRED

    The approval of the Anti-Dilution Amendment Proposal requires the affirmative vote of the holders of a majority of (i) the votes entitled to be cast by holders of all outstanding shares of Common Stock and Senior Preferred Stock, voting together as a single class, (ii) the votes entitled to be cast by holders of all outstanding shares of Senior Preferred Stock, voting together as a single class, (iii) the votes entitled to be cast by holders of all outstanding shares of Series B Preferred Stock, voting as a single class,
(iv) the votes entited to be cast by holders of all outstanding shares of Series C Preferred Stock, voting as a single class, and (v) the votes entitled to be cast by holders of all outstanding shares of Series D Preferred Stock, voting as a single class.

    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ANTI-DILUTION

                               AMENDMENT PROPOSAL

                  SERIES D AUTHORIZATION AND ISSUANCE PROPOSAL

BACKGROUND

    Pursuant to the Company's Certificate of Incorporation, there are 200,000,000 shares of Preferred Stock which are authorized for issuance. Of those 200,000,000 shares of Preferred Stock, 500,000 shares have been designated as Series A Preferred Stock, 29,704,000 shares have been designated as Series B Preferred Stock, 61,230,486 shares have been designated as Series C Preferred Stock and 108,565,514 shares have been designated as Series D Preferred Stock. 40,873,288 shares of Series C Preferred Stock have been exchanged or surrendered but have not yet been retired.

    The Board of Directors has approved the filing of a Certificate of Decrease with the Secretary of State of the State of Delaware (the "CERTIFICATE OF DECREASE") with respect to the Series C Preferred Stock on or before the Closing Date. The Certificate of Decrease will have the effect of decreasing the number of shares of Preferred Stock which have been designated as Series C Preferred Stock from 61,230,486 to 20,430,486. The Certificate of Incorporation grants the authority to file the Certificate of Decrease to the Board of Directors without the consent of any of the Company's stockholders. Regardless of the outcome of the proposals described in this proxy statement, the Company intends to file the Certificate of Decrease.

    After the filing of the Certificate of Decrease, the number of shares of Preferred Stock without designation as any particular class of Preferred Stock will increase from none to 40,873,288 (the "UNDESIGNATED PREFERRED SHARES"). The Company intends to designate the Undesignated Preferred Shares as shares of Series D Preferred Stock, some of which will be offered in the Rights Offering. If the Designation and Authorization Proposal is approved, the Board of Directors has authorized the Company to file a Certificate of Increase with the Secretary of State of the State of Delaware (the "CERTIFICATE OF INCREASE") to authorize an additional 40,873,288 shares of Series D Preferred Stock.

    The Company's Certificate of Incorporation requires the Company to obtain the consent of the holders of the Senior Preferred Stock, together as a single class, to authorize or issue those designated but unissued shares of Series D Preferred Stock, or securities convertible into shares of Series D Preferred Stock.

    Upon filing of the Certificate of Increase, the Company will have 149,365,514] shares of Preferred Stock which will be designated as Series D Preferred Stock, of which 84,953,751 shares will be available to be issued.

EFFECT OF APPROVAL OF THE DESIGNATION AND AUTHORIZATION PROPOSAL

    If the Designation and Authorization Proposal is approved, the Company will have 68,020,470 a sufficient number of authorized but unissued shares of Series D Preferred Stock to permit it to issue all of the shares of Series D Preferred Stock that could be issued in the Rights Offering; however, because (as described below) Specialty Finance Partners has informed the Company that it will not exercise the rights it receives in the Rights Offering, the Company will issue a maximum of 19,820,229 shares in the Rights Offering. Assuming that the Rights Offering is fully subscribed by stockholders other than Specialty Finance Partners, the number of shares of Series D Preferred Stock that will be issued and outstanding will be 79,231,992 and the number of shares of Series D Preferred Stock that would be subject to a reserve would be 5.0 million. Therefore, the number of authorized, but unissued shares and unreserved of Series D Preferred Stock which would be available to be issued would be 65,206,810 shares. The current number of authorized but unissued and unreserved shares of Series D Preferred Stock is 44,153,751 shares.

    The Designation and Authorization Proposal is required to provide sufficient shares of Series D Preferred Stock for the consummation of the Rights Offering and to authorize the issuance of shares of Series D Preferred Stock in the Rights Offering. The Board of Directors proposed the Rights Offering in order to allow holders of the Common Stock and holders of the Series C Preferred Stock to acquire a proportional amount of stock, at the same price, as was received by Specialty Finance Partners in its recent $50 million investment (the "SFP INVESTMENT").

    If the Rights Offering is fully subscribed, holders of Common Stock and Series C Preferred Stock will be able to maintain their proportional amount of the fully-diluted stock outstanding prior to the SFP Investment. However, stockholders who receive rights but do not exercise such rights could suffer even further dilution as a result of the shares of Series D Preferred Stock that are issued in the Rights Offering. The actual number of shares that are issued in the Rights Offering will be determined by market factors and cannot be predicted by the Company.

    The maximum number of shares that will be issued in the Rights Offering is [19,820,229] even though the Company intends to register [68,020,470] shares of Series D Preferred Stock. Specialty Finance Partners (which is controlled by Capital Z Financial Services Fund II, L.P.) will receive rights to purchase [48,198,006] shares of Series D Preferred Stock in the Rights Offering; however, Specialty Finance Partners has informed the Company that it will not exercise rights issued to it in the Rights Offering.

TERMS OF THE SERIES C PREFERRED STOCK

    The following is a summary of the material terms of the Series C Preferred
Stock:

    - RANK. For dividends or distribution of assets upon liquidation, dissolution or winding up of the Company, the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock rank senior to each other class or series of preferred stock and prior to the Common Stock and all subsequently issued classes and series of capital stock. The Series C Preferred Stock ranks in parity with the Series B Preferred Stock and the Series D Preferred Stock.

    - LIQUIDATION. In the event of any liquidation, dissolution or winding up, or merger, of the Company, the holders of the Series C Preferred Stock will receive $5.00 per share (subject to appropriate adjustment for the Reverse Stock Split, as defined below) plus all accrued but unpaid dividends.

    - DIVIDENDS. The holders of Series C Preferred Stock will receive cash dividends at an annual rate of 6.5% of the stated value per share of $5.00, payable quarterly in cash. The Company has the option to accrue and not pay dividends for the first two years after issuance of the shares.

    - RESTRICTIONS ON DIVIDENDS. So long as any shares of Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock are outstanding, the Company may not pay any dividends on or repurchase, redeem or retire any junior securities.

    - VOTING RIGHTS. Each share of Series C Preferred Stock will be entitled to one vote. The holders of the C Preferred Stock are entitled to vote with the holders of the Common Stock and the holders of the Series B Preferred Stock and the Series D Preferred Stock, as a single class, on all matters presented to the holders of the Common Stock except that the holders of the Series C Preferred Stock may not vote for the election of directors.

    - RESTRICTIONS. Without the consent of the holders of the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock, voting as a single class, the Company may not take any of the following actions:

       - authorize, create or issue, or increase the authorized amount of any senior securities, parity securities or any security convertible into a class or series of capital stock prior to the mandatory redemption date of the Series B Preferred Stock;

       - reorganize or reclassify outstanding shares of common stock, enter into any consolidation or merger, or sell or convey all or substantially all its property;

       - amend, alter or repeal any provisions of our Certificate of Incorporation or Bylaws to the extent that such action would have a material adverse effect on the rights of the Series C Preferred Stock or Series B Preferred Stock;

    - REDEMPTION. On February 10, 2009, the Company may redeem all outstanding shares of Series B Preferred Stock, the Series C Preferred Stock and Series D Preferred Stock by paying the stated value per share ($5.00 per share) plus all accrued but unpaid dividends in cash out of funds legally available for such purpose.

    - CONVERSION. Each shares of Series C Preferred Stock was convertible into one share of Common Stock.

TERMS OF THE SERIES D PREFERRED STOCK.

    The following is a summary of the material terms of the Series D Preferred
Stock:

    - RANK. For dividends or distribution of assets upon liquidation, dissolution or winding up of the Company, the Series D Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock rank senior to each other class or series of preferred stock and prior to the Common Stock and all subsequently issued classes and series of capital stock. The Series D Preferred Stock ranks in parity with the Series B Preferred Stock and the Series C Preferred Stock.

    - LIQUIDATION. In the event of any liquidation, dissolution or winding up, or merger, of the Company, the holders of the Series D Preferred Stock will receive $0.85 per share plus all accrued but unpaid dividends.

    - DIVIDENDS. The holders of Series D Preferred Stock will receive cash dividends at an annual rate of 6.5% of the stated value per share of $0.85, payable quarterly in cash. The Company has the option to accrue and not pay dividends until the end of the quarterly period following
      February 10, 1999.

    - RESTRICTIONS ON DIVIDENDS. So long as any shares of Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock are outstanding, the Company may not pay any dividends on or repurchase, redeem or retire any junior securities.

    - VOTING RIGHTS. Each share of Series D Preferred Stock will be entitled to one vote. The holders of the Series D Preferred Stock are entitled to vote with the holders of the Common Stock, the holders of the Series B Preferred Stock, the holders of the Series C Preferred Stock and the holders of the Series D Preferred Stock, as a single class, on all matters presented to the holders of the Common Stock except that the holders of the Series C Stock and the Series D Preferred Stock may not vote for the election of directors.

    - RESTRICTIONS. Without the consent of the holders of the Series B Preferred Stock, Series C Preferred Stock and the Series D Preferred Stock, voting as a single class, the Company may not take any of the following actions:

       - authorize, create or issue, or increase the authorized amount of any senior securities, parity securities or any security convertible into a class or series of capital stock prior to the mandatory redemption date of the Series D Preferred Stock;

       - reorganize or reclassify outstanding shares of common stock, enter into any consolidation or merger, or sell or convey all or substantially all its property;

       - amend, alter or repeal any provisions of our Certificate of Incorporation or Bylaws to the extent that such action would have a material adverse effect on the rights of the Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock;

    - REDEMPTION. On February 10, 2009, the Company may redeem all outstanding shares of Series D Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock by paying the stated value per share ($0.85 per share) plus all accrued but unpaid dividends in cash out of funds legally available for such purpose.

    - CONVERSION. Each share of Series D Preferred Stock will be convertible into one share of common stock.

VOTE REQUIRED AND BOARD RECOMMENDATION

    The approval of the Series D Authorization and Issuance Proposal requires the affirmative vote of: (i) the holders of a majority of the votes entitled to be cast by holders of all outstanding shares of the Senior Preferred Stock, voting together as a single class, and (ii) the holders of a majority of the votes entitled to be cast by the holders of all outstanding shares of Common Stock and Senior Preferred Stock, voting together as a single class.

       THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE SERIES D
                      AUTHORIZATION AND ISSUANCE PROPOSAL.

                        AMENDMENT TO INCREASE THE NUMBER
                              OF SHARES AVAILABLE
                                   UNDER THE
                  AMENDED AND RESTATED 1999 STOCK OPTION PLAN

THE PROPOSED AMENDMENT

    The Company's Amended and Restated 1999 Stock Option Plan (the "Plan") helps attract, motivate and retain officers and key employees through stock options and other incentive awards.

    On August 4, 2000, the Board of Directors adopted an amendment to the Plan increasing the number of shares of the Company's Common Stock authorized to be issued under the Plan from 12.0 million to 22.0 million shares (an increase of 10.0 million shares). The stockholders must approve the amendment before it can take effect.

    Although this Information Statement contains a summary of the principal features of the Plan, this summary is not intended to be complete and reference should be made to Exhibit "B" to this Information Statement for the complete text of the Plan.

REASONS FOR THE AMENDMENT

    The Board of Directors and the Compensation Committee believe that there are not enough shares available under the Plan to accomplish its objectives. At August 31, 2000, only approximately 1.5 million shares remained available for grant under the Plan. The Company believes that these shares are insufficient to provide the Board of Directors and the Compensation Committee the flexibility necessary to attract and retain officers and key employees through the grant of awards under the Plan. As a result, the Board believes a 10.0 million share increase in the number of shares available for issuance under the Stock Option Plan is desirable and in the Company's best interests.

SPECIFIC BENEFITS

    The future number, amount and type of awards to be received by or allocated to eligible persons under the Plan, as amended by this proposal, cannot be determined at this time. If the additional 10.0 million shares contemplated by this proposal had been available for Stock Option Plan purposes in the fiscal year ended June 30, 2000, the Company expects that awards would not have been substantially different from those reported in the Summary Compensation Table and Option Grants In Last Fiscal Year Table under "Executive Compensation".

PURPOSE

    The Plan is intended as an incentive and to encourage stock ownership by officers and certain other key employees of the Company in order to increase their proprietary interest in the Company's success and to encourage them to remain in the employ of the Company.

EFFECTIVE DATE

    The amendment to the Plan will be effective upon stockholder approval. The expiration date of the Plan, after which no options may be granted, is December 31, 2008.

ADMINISTRATION

    The Plan will be administered by the Compensation Committee of the Company's Board of Directors (the "Committee"), which will consist of not less than three members, two of whom will be appointed by Capital Z during any period that Capital Z and/or its designated purchasers under the Preferred Stock Purchase Agreement own at least 25% of the outstanding voting securities of the

Company. The Committee determines which individuals may participate in the Plan and the type, extent and terms of the options to be granted. In addition, a Stock Option Committee has been established with the authority to grant options to the Chief Executive Officer and to the four highest compensated officers other than the Chief Executive Officer. Grants made by the Stock Option Committee are subject to ratification by the Compensation Committee.

ELIGIBILITY AND NON-DISCRETIONARY GRANTS

    The Plan provides that options may be granted to officers and other key employees of the Company (excluding members of the Committee), subject to the limitations on incentive stock options. In addition, options which are not incentive stock options may be granted to consultants or other key persons (excluding members of the Committee) who the Committee determines should receive options under the Plan. The approximate number of individuals eligible to participate in the Plan is fifty. Further, the Plan will provide for the automatic grant of 50,000 stock options per year to each of the Company's independent directors.

TERMS OF OFFERING

    The terms of options granted under the Plan are determined by the Committee. In the sole and absolute discretion of the Committee, such options may be either "incentive stock options" within the meaning of Section 422 of the Code ("ISOs"), or non-statutory options. However, to the extent that the aggregate market value of the Shares with respect to which ISOs are exercisable for the first time by any individual under the Plan and all other incentive plans of the Company and any Parent or subsidiary of the Company during any calendar year exceeds $100,000, such options shall not be treated as ISOs. Each option will be evidenced by an option agreement between the Company and the optionee to whom such option is granted on such terms and conditions as shall be determined by the Committee from time to time. The terms of the option agreements need not be identical. Each option is, however, subject to the following terms and conditions:

    EXERCISE OF THE OPTION. The Committee determines when options granted under the Plan may be exercisable. Payment for Shares purchased under an option granted under the Plan must be made in full upon exercise of the option, by certified bank or cashier's check payable to the order of the Company or by any other means acceptable to the Company. The stock received upon exercise may carry restrictive legends at the discretion of the Committee.

    OPTION PRICE. Unless otherwise provided by the Committee in the option agreement, the option exercise price of each option granted under the Plan will not be less than the "fair market value" (defined in the Plan as the 20 day average closing price of the Common Stock prior to the date of grant) of the stock at the time the option is granted. The ISO exercise price shall equal or exceed the fair market value of the Shares on the date the option is granted. The exercise price for ISOs granted to individuals beneficially holding at least 10% of the outstanding securities of the Company shall equal or exceed 110% of the fair market value of the Shares on the date the option is granted.

    TERMINATION OF OPTIONS. All options granted under the Plan expire ten years from the date of grant, or such shorter period as is determined by the Committee. No option is exercisable by any person after such expiration. In the event that any outstanding option under the Plan for any reason expires, is terminated or is canceled prior to the end of the period during which options may be granted, the Shares called for by the unexercised portion of such option may again be subject to an option under the Plan.

    NON-TRANSFERABILITY OF OPTIONS. No option granted under the Plan shall be transferable except by will or the laws of descent and distribution. During the lifetime of the optionee, the option shall be exercisable only by him. The Committee may, however, in its sole discretion, allow for transfer of options which are not ISOs to other persons or entities, subject to such conditions or limitations as it may establish.

    NON-TRANSFERABILITY OF UNDERLYING STOCK. Unless otherwise provided in an option agreement or agreed to by the Compensation Committee at the time of exercise, all option holders agree not to sell or otherwise transfer more than 25% of the Common Stock purchased pursuant to an option in any given year and in the aggregate not to sell or otherwise transfer more than 25% of such stock during any period commencing on the effective date of the Plan.

    OTHER PROVISIONS. The option agreement may contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Committee.

ADJUSTMENTS UPON CHANGES IN CONTROL

    The aggregate number of shares of stock which may be purchased pursuant to options granted under the Plan, the maximum number of shares for which options may be granted to any one person the number of shares of stock covered by each outstanding option and the price per share thereof in each such option shall be appropriately adjusted for any increase or decrease in the number of outstanding shares of stock resulting from a stock split or other subdivision or consolidation of shares of stock or for other capital adjustments or payments of stock dividends or distributions or other increases or decreases in the outstanding shares of stock without receipt of consideration by the Company. Any adjustment shall be conclusively determined by the Committee.

    In the event of any change in the outstanding shares of stock by reason of any recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other corporate change, or any distributions to common shareholders other than cash dividends, the Committee shall make such substitution or adjustment, if any, as it deems to be equitable, as to the number or kind of shares of stock or other securities issued or reserved for issuance pursuant to the Plan, and the number or kind of shares of stock or other securities covered by outstanding options, and the option price thereof.

CHANGE IN CONTROL

    Except as otherwise provided in a particular option agreement, in the event of a Change in Control (as defined in the Plan), all options shall become immediately exercisable with respect to 100% of the shares subject to such options. Provided, however, that subject to certain exceptions, no event shall be treated as a Change in Control unless a Capital Z Realization Event has occurred (as defined in the Plan).

MARKET VALUE

    The market value of the shares of Common Stock on the New York Stock
Exchange on [            ] was $[  ] per share.

SHARES SUBJECT TO THE PLAN

    As noted above, if the amendment to the Plan is approved, the total number of shares of Common Stock reserved for issuance under the Plan will increase from 12.0 million to 22.0 million. No single person may current receive options for more than 5.5 million shares of Common Stock during the term of the Plan which will increase, if the amendment to the Plan is approved, to 11.0 million.

AMENDMENT AND TERMINATION OF THE PLAN

    The Board of Directors may, without the consent of the Company's stockholders or optionees under the Plan, at any time terminate the Plan entirely and at any time or from time to time amend or modify the Plan. No such amendment or termination shall adversely affect options already granted under the Plan without the optionee's consent. Approval of the stockholders is required to amend the Plan for the purpose of (a) increasing the total number of Shares which may be purchased pursuant to options granted under the Plan, except adjustments made for recapitalizations, or (b) expand the class of employees eligible to receive options under the Plan.

FEDERAL INCOME TAX CONSEQUENCES

    The following is a brief description of the federal income tax treatment which will generally apply to options granted under the Plan, based on federal income tax laws in effect on the date of this Proxy Statement. The exact federal income tax treatment of options will depend on the specific circumstances of the recipient. No information is provided herein with respect to estate, inheritance, gift, state or local tax laws, although there may be certain tax consequences upon the receipt or exercise of an option or the disposition of any acquired shares under those laws.

    INCENTIVE STOCK OPTIONS. Generally, the optionee is not taxed and the Company is not entitled to a deduction on the grant or the exercise of an ISO. If the optionee sells the shares acquired upon the exercise of an ISO ("ISO Shares") at any time after the later of (i) one year after the date of transfer of shares to the optionee pursuant to the exercise of such ISO or (ii) two years after the date of grant of such ISO (the "ISO Holding Period"), then the optionee will recognize capital gain or loss equal to the difference between the sales price and the exercise price paid for the ISO Shares, and the Company will not be entitled to any deduction. If the optionee disposes of the ISO Shares at any time during the ISO Holding Period, then (i) the optionee will recognize capital gain in an amount equal to the excess, if any, of the sales price over the fair market value of the ISO Shares on the date of exercise) the optionee will recognize ordinary income equal to the excess, if any, of the lesser of the sales price or the fair market value of the ISO Shares on the date of exercise, over the exercise price paid for the ISO Shares, (iii) the optionee will recognize capital loss equal to the excess, if any, of the exercise price paid for the ISO Shares over the sales price of the ISO Shares and (iv) the Company will generally be entitled to a deduction in an amount equal to the amount of ordinary income recognized by the optionee.

    For purposes of computing an optionee's "alternative minimum tax," an ISO is treated as a non-qualified stock option, as discussed below. Thus, the amount by which the fair market value of ISO Shares on the date of exercise (or such later date as discussed below under "Special Rules for Insiders") exceeds the exercise price will be included as a positive adjustment in the calculation of an optionee's "alternative minimum taxable income" ("AMTI"). The "alternative minimum tax" imposed on individual taxpayers is generally equal to the amount by which 26% or 28% (depending on the optionee's AMTI) of the individual's AMTI (reduced by certain exemption amounts) exceeds his or her regular income tax liability for the year. A taxpayer's alternative minimum tax attributable to this spread may be credited against the taxpayer's regular tax liability in later years to the extent that the regular tax liability exceeds the alternative minimum tax in any such year.

    NON-QUALIFIED STOCK OPTIONS. The grant of a non-qualified stock option is generally not a taxable event for the optionee. Upon exercise of the option, the optionee will generally recognize ordinary income in an amount equal to the excess of the fair market value of the stock acquired upon exercise of the non-qualified stock option ("Non-qualified Option Shares") (determined as if the date of the exercise) over the exercise price of such option, and the Company will be entitled to a deduction equal to such amount. See "Special Rules for Insiders," below. A subsequent sale of the non-qualified Stock Option Shares generally will give rise to capital gain or loss equal to the difference between the sales price and the sum of the exercise price paid for such shares plus the ordinary income recognized with respect to such shares. Such gain or loss will be treated as short-term depending on the optionee's holding period for the shares involved in the disposition. If an optionee receives a non-qualified stock option having an exercise price that is only a small fraction of the value of the underlying non-qualified

Option Shares on the date of grant, such optionee may be required to include the value of the option in taxable income at the time of grant.

    SPECIAL RULES FOR INSIDERS. If an optionee is a director, officer or stockholder subject to Section 16 of the Exchange Act (an "Insider") and exercises an option within six months of the date of grant, the timing of the recognition of any ordinary income s hould be deferred until (and the amount of ordinary income should be determined based on the fair market value (or sales price in the case of a disposition) of the Common Stock upon the earlier of the following two dates: (i) six months after the date of grant or (ii) a disposition of the Common Stock, unless the Insider makes an election under
Section 83(b) of the Code (an "83(b) Election") within 30 days after exercise to recognize ordinary income based on the value of the Common Stock on the date of exercise. In addition, special rules apply to an Insider who exercises an option having an exercise price greater than the fair market value of the underlying Common Stock on the date of exercise.

    MISCELLANEOUS TAX ISSUES. Special rules will apply in cases where an optionee pays the exercise price of the option or applicable withholding tax obligations under the Plan by delivering previously owned Common Stock or by reducing the amount of Common Stock otherwise issuable pursuant to the Option. The surrender or withholding of such shares will in certain circumstances result in the recognition of income with respect to such shares. The Plan provides that, in the event of certain changes in ownership or control of the Company, the right to exercise options otherwise subject to a vesting schedule may be accelerated. In the event such acceleration occurs and depending upon the individual circumstances of the recipient, certain amounts with respect to such Options may constitute "excess parachute payments" under the "golden parachute" provisions of the Code. Pursuant to these provisions, a recipient will be subject to a 20% excise tax on any "excess parachute payments" and the Company will be denied any deduction with respect to such payment. It should be noted that while the Company's intent is to prevent Section 162(m) of the Code from limiting the deductibility of options, no advance determination will be obtained from the Internal Revenue Service in this regard. For this reason, and because of possible unforeseen future events, it is impossible to determine the precise extent to which the Company will be entitled to a tax deduction in connection with the exercise of options.

VOTE REQUIRED FOR APPROVAL AND BOARD OF DIRECTORS RECOMMENDATION

    The approval of the Stock Option Plan Proposal requires the affirmative vote of the holders of a majority of the votes entitled to be cast by holders of all outstanding shares of Common Stock and Senior Preferred Stock, voting together as a single class.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THIS PROPOSED
                             AMENDMENT TO THE PLAN.

                         ELECTION OF SERIES B DIRECTORS

    The Bylaws provide that the Board of Directors shall consist of no fewer than three and no more than nine members as determined from time to time by the Board of Directors. The Board of Directors currently consists of nine directors divided into two groups. One group consists of four directors who are elected by the holders of the Series B Preferred Stock (the "Series B Directors") and the other group consists of five directors who are elected by the holders of the Common Stock and the holders of the Series B Preferred Stock, voting as a single class (the "Common Stock Directors"). The Common Stock Directors are further divided into three classes with staggered terms: Class I, consisting of two Directors, with terms expiring at the Meeting, Class II, consisting of two Directors, with terms expiring in 2002, and Class III, consisting of one Director, with a term expiring in 2001 (which is a nominee of Capital Z). At each annual meeting of stockholders, all of the Series B Directors are elected for one-year terms and Common Stock Directors constituting one of the classes of Common Stock Directors with staggered terms are elected for three-year terms.

    The Company has agreed to nominate four designees of the holders of Series B Preferred Stock to be elected as the Series B Directors at each annual meeting of stockholders. The nominees for election as Series B Directors identified below have been designated by the Company's largest stockholder, Capital Z.

    At the Meeting, the Series B Nominees will be elected for terms expiring at the next Annual Meeting of Stockholders. Series B Directors may be removed without cause by the vote of a majority of the holders of Series B Preferred Stock then entitled to vote, voting together as a single class.

    Unless otherwise instructed, the Proxy holders will vote the Proxies received for the nominees named below. If the nominee(s) are unable or unwilling to serve as directors at the time of the Meeting or any adjournment thereof, the Proxies will be voted for such other nominee as shall be designated by the holders of Series B Preferred Stock to fill any vacancy. The Company has no reason to believe that such nominees will be unwilling or unable to serve if elected as a director.

    The election of each of the Series B Nominees requires the affirmative vote of the holders of a majority of the outstanding shares of Series B Preferred Stock. Holders of Common Stock, Series C Preferred Stock and Series D Preferred Stock are not entitled to vote in the election of the Series B Nominees.

 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF THE
                             NOMINEES LISTED BELOW.

    The Board of Directors proposes the election of the Series B Nominees as follows:

                              Steven M. Gluckstern
                                 Adam M. Mizel
                                Mani A. Sadeghi
                                Robert A. Spass

    If elected, the nominees are expected to serve until the next Annual Meeting of Stockholders. The election of each of the nominees for Series B Director requires the affirmative vote of the holders of a majority of the outstanding shares of Series B Preferred Stock.

CAPITAL Z AND THE BOARD OF DIRECTORS

    If each of the Series B Nominees are elected at the Meeting, and Eric Rahe, a Class III Common Stock Director nominated by Capital Z continues to serve as a director, affiliates of Capital Z will occupy five of the nine positions on the Company's Board of Directors and, thus, will control the management and operations of the Company.

                 ELECTION OF TWO CLASS I COMMON STOCK DIRECTORS

    The Bylaws of the Company provide that the Board of Directors shall consist of no fewer than three and no more than nine members as determined from time to time by the Board of Directors. The Board of Directors currently consists of nine directors divided into two groups. One group consists of four Series B Directors who are elected by the holders of the Series B Preferred Stock and the other group consists of five Common Stock Directors who are elected by the holders of the Common Stock and the holders of the Series B Preferred Stock, voting as a single class. The Common Stock Directors are further divided into three classes with staggered terms: Class I, consisting of two Directors, with terms expiring at the Meeting, Class II, consisting of two Directors, with terms expiring in 2002, and Class III, consisting of one Director, with a term expiring in 2001 (which is a nominee of Capital Z). At each annual meeting of stockholders, all of the Series B Directors are elected for one-year terms and Common Stock Directors constituting one of the classes with staggered terms are elected for three-year terms.

    At the Meeting, the Class I Nominees will be elected for terms expiring at the 2003 Annual Meeting of Stockholders. The Common Stock Directors may be removed only for cause with the vote of a majority of the votes entitled to be cast by the holders of Common Stock and Series B Preferred Stock, voting together as a single class.

    Unless otherwise instructed, the Proxy holders will vote the Proxies received for the nominees named below. If the nominees are unable or unwilling to serve as directors at the time of the Meeting or any adjournment thereof, the Proxies will be voted for such other nominees as shall be designated by the current Board of Directors to fill any vacancy. The Company has no reason to believe that either of the nominees will be unwilling or unable to serve if elected as a director.

 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF THE
                             NOMINEES LISTED BELOW.

The election of the Class I Nominees requires the affirmative vote of a majority of the votes cast by holders of Common Stock and Series B Preferred Stock who are present and voting (either in person or by proxy) at the Meeting, voting together as a single class. Holders of Series C Preferred Stock are not entitled to vote in the election of the Class I Nominees.

    The Board of Directors proposes the election of the Class I Nominees as follows::

                                David H. Elliott
                                A. Jay Meyerson

    If elected, the nominees are expected to serve until the 2003 Annual Meeting of Stockholders. The election of the nominee for Common Stock Directors requires the affirmative vote of a majority of votes cast by the holders of Common Stock and Series B Preferred Stock who are present (either in person or by proxy) at the Meeting, voting as a single class.

                                   MANAGEMENT

INFORMATION WITH RESPECT TO NOMINEES, CONTINUING DIRECTORS AND EXECUTIVE
  OFFICERS

    The following table sets forth certain information with respect to the nominees, continuing directors and executive officers of the Company as of the Record Date:

                                                                                   YEAR TERM
NAME                         AGE                       POSITION                     EXPIRES
----                       --------                    --------                    ---------
NOMINEES:
David Elliott(1).........     58      Director                                       2000
Steven M. Gluckstern.....     49      Chairman of the Board                          2000
A. Jay Meyerson (2)......     53      Chief Executive Officer and Director           2000
Adam M. Mizel............     30      Director                                       2000
Mani A. Sadeghi..........     37      Director                                       2000
Robert A Spass(3)........     44      Director                                       2000

CONTINUING DIRECTORS:
Eric C. Rahe.............     31      Director                                       2001
Georges C. St. Laurent,       64      Director                                       2002
Jr.......................
Cary H. Thompson.........     44      Director                                       2002

OTHER EXECUTIVE OFFICERS:
William Cook.............     47      Executive Vice President, Retail Lending
James Huston(4)..........     38      Chief Financial Officer and Chief
                                      Accounting Officer
John Kohler..............     40      Executive Vice President, Capital Markets
                                      and Secondary Marketing
John F. Madden, Jr.......     39      Senior Vice President, General Counsel and
                                      Secretary
Neil Notkin..............     40      Executive Vice President, Wholesale Lending
Daniel H. Relf...........     57      Executive Vice President, National Loan
                                      Servicing
Geoffrey F. Sanders......     51      Executive Vice President and Chief Credit
                                      Officer

------------------------

(1) Mr. Elliott was appointed to the Board on December 2, 1999.

(2) Mr. Meyerson was appointed as Chief Executive Officer of the Company effective October 25, 1999 and as a member of the Board of Directors effective November 1, 1999.

(3) Mr. Spass was appointed to the Board of Directors on July 26, 2000 to fill the vacancy left when David A. Spuria resigned on July 26, 2000.

(4) Mr. Huston was appointed Chief Financial Officer in August 2000 replacing Joseph R. Tomei who was serving in that position on an interim basis since the resignation of David Sklar in March 2000.

    The executive officers of the Company are appointed by and serve at the discretion of the Board of Directors. There is no family relationship between any director and any executive officer of the Company.

NOMINEES

    DAVID H. ELLIOTT was elected a Director of the Company in December, 1999. Mr. Elliott is chairman of the executive committee of the board of directors of MBIA Inc., a New York Stock Exchange-listed company, and the world's leading provider of financial guarantee insurance. He served as chairman of the board of MBIA Inc. and its largest operating company, MBIA Insurance Corporation from 1994 until his retirement in May, 1999 and as chief executive officer of MBIA Inc. and MBIA Insurance Corporation from 1992 until his retirement in January, 1999.

    STEVEN M. GLUCKSTERN was elected a Director and appointed Chairman of the Board of Directors of the Company in February, 1999. Mr. Gluckstern has served as a Chairman of the Board of Capital Z Management LLC and Capital Z
Partners, Ltd. since July 1998, as Chairman of Zurich Centre Group LLP since 1996 and as Chairman of Zurich Reinsurance (North America), Inc. since 1993.

    A. JAY MEYERSON was appointed Chief Executive Officer on October 25, 1999 and has been appointed to the Board of Directors effective November 1, 1999.
Mr. Meyerson served as the chief executive and chairman of KeyBank USA, the national consumer finance business subsidiary of KeyCorp from 1994 to 1997. From January 1999 to October 1999, Mr. Meyerson was a managing director at KPMG national financial services consulting practice.

    ADAM M. MIZEL was elected a Director in February 1999. Mr. Mizel has served as a Senior Vice President and Director of Capital Z Management LLC and Capital Z Partners, Ltd. since August 1998. From April 1994 through August 1998,
Mr. Mizel served as Vice President and Managing Director at Zurich Centre Investments, Inc. Mr. Mizel serves as a member of the Board of Directors of Channelpoint, Inc., Epix, USI Insurance Services Corporation, WIT Capital Group, Brodia, Inc., Lending Tree, Inc., iexchange.com, Inc., Derivion Corporation and Trading Edge, Inc.

    MANI A. SADEGHI was elected a Director in February 1999 and was appointed Chief Executive Officer in May 1999 and served until October 25, 1999.
Mr. Sadeghi has served as Chief Executive Officer of Equifin Capital Partners, LLC ("Equifin Capital") and Equifin Capital Management, LLC ("Equifin Management"), which provides private equity investment management and advisory services, since June 1998. Mr. Sadeghi has also served as Group President of AT&T Capital Corporation from September 1996 until February 1998, as Corporate Development Officer from September 1994 to September 1996 and as the Director of Strategic Planning and Business Development at GE Capital Corporation from
July 1992 through September 1994.

    ROBERT A. SPASS was elected a Director in July 2000. Mr. Spass is a partner in and a co-founder of Capital Z Partners and is also the President and a Director of Capital Z Partners, Ltd. and related entities. Prior to co-founding Capital Z Partners, Mr. Spass was the Managing Partner and co-founder of Insurance Partners I.L.P. Mr. Spass also was President and CEO of International Insurance Advisors, Inc., the management company of International Insurance Investors, L.P. Prior thereto, Mr. Spass was a Director of Investment Banking at Salomon Brothers and a Senior Manager for KPMG, LLP. Mr. Spass currently serves on the Board of Directors of USI Insurance Services, Universal American Financial Corporation, Superior National Insurance Group, CERES Group, Inc. and Highlands Insurance Group.

CONTINUING DIRECTORS

    ERIC C. RAHE was elected a Director in February 1999. Mr. Rahe has served as a Vice President of Capital Z Management LLC. since August 1998. From
August 1996 through July 1998, Mr. Rahe served as both an Associate and Vice President of Insurance Partners, a private equity fund focused on the insurance industry. From January 1994 through August 1996, Mr. Rahe was an Analyst and an Associate at the investment-banking firm of Donaldson, Lufkin & Jenrette Securities Corporation.

    GEORGES C. ST. LAURENT, JR. has served as a Director of the Company since November 1997. Mr. St. Laurent, who held the position of Co-Chairman of the Board from November 1997 through February 1999, is the former Chairman of the Board and Chief Executive Officer of Western Bank, Oregon (1988 to 1997). Currently, Mr. St. Laurent is a principal in various real estate, agricultural and forestry related ventures and also serves as a director of Baxter International, Inc. and The Perkin Elmer Corporation.

    CARY H. THOMPSON is the Senior Managing Director of Bear Stearns &
Co., Inc. and has served as a Director of the Company since January 1992 and Vice Chairman of the Board of Directors from May 1999 through July 1999. He was Chief Operating Officer of the Company from March 1996 until May 1997, and Chief Executive Officer of the Company from May 1997 until May 1999. From May 1994 until joining the Company, Mr. Thompson served as Managing Director-Head of United States Financial Institutions and Media Group for NatWest Markets.

OTHER EXECUTIVE OFFICERS

    WILLIAM COOK is the Company's Executive Vice President, Retail Lending.
Mr. Cook joined the Company in February 1998 serving as Director of Retail Funding for the Company's One Stop Mortgage, Inc. subsidiary. Prior to joining the Company, Mr. Cook served as Chief Executive Officer and President of Town & Country Credit Corporation (a division of Ameriquest Capital Corporation) from October 1996 through February 1998. From December 1987 through October 1996
Mr. Cook service as Executive Vice President of Ameriquest Mortgage Corporation and Ameriquest Capital Corporation.

    JAMES HUSTON was appointed the Company's Chief Financial Officer in
July 2000. Prior to joining the Company, and since 1992, Mr. Huston was with Bank One Corp. in Columbus, Ohio. At Bank One Corp., Mr. Huston served as senior vice president and chief financial officer of Bank One Consumer Financial Services and as regional chief financial officer of Bank One Services Corp., and before that was controller of Bank One's National Retail Lending Division.

    JOHN KOHLER is the Company's Executive Vice President, Capital Markets and Secondary Marketing. Prior to joining the Company in May 1999, Mr. Kohler was Director of Global Business Development at Southern Pacific Mortgage Limited in the United Kingdom from July 1998 until January 1999, and was head of Strategic Planning for Cityscape (UK) Limited from May 1997 until May 1998. From
January 1994 until May 1997, Mr. Kohler was a Vice President and Senior Vice President (Asset-Backed Finance) at Greenwich Capital Markets, Inc.

    JOHN F. MADDEN, JR. is the Company's Senior Vice President, General Counsel and Secretary. Mr. Madden Joined the Company in September 1995 and has served as Assistant General Counsel and Associate General Counsel.

    NEIL NOTKIN has been serving as the Company's Executive Vice President, Wholesale Lending since January 1999. Mr. Notkin was the Company's National Sales Director for the Company's wholesale division and for the Company's One Stop Mortgage, Inc. subsidiary. Mr. Notkin, without admitting or denying any charges, agreed to a cease and desist order that restricts his future involvement in any federally insured depository institution.

    GEOFFREY F. SANDERS has served as the Company's Executive Vice President and Chief Credit Officer since February 1999. Prior to joining the Company
Mr. Sanders was Senior Vice President and Director of Portfolio Risk Management for H.F. Ahmanson, the parent company of Home Savings of America, from 1989 through December 1998.

    DANIEL H. RELF has served as the Company's Executive Vice President, National Loan Servcing since joining the Company in 1995.

BOARD MEETINGS AND COMMITTEES

    The Board of Directors held a total of six meetings during the fiscal year ended June 30, 2000. Among its committees, the Board of Directors has an Audit Committee, a Compensation Committee and a Stock Option Committee. During the fiscal year ended June 30, 2000, each director attended at least 75% of the meetings of the Board of Directors and Committees on which he served.

    The Audit Committee met five times, the Compensation Committee met one time and the Stock Option Committee did not meet during the fiscal year ended
June 30, 2000. The Board of Directors and the various committees take some actions by written consent in lieu of meetings.

    The Audit Committee's functions include recommending to the Board of Directors the engagement of the Company's independent accountants, discussing the scope and results of the audit with the accountants, discussing the Company's financial accounting and reporting principles and the adequacy of the Company's financial controls with the accountants and the Company's management, discussing the results of internal audits with management and reviewing and evaluating the Company's accounting policies and internal accounting controls.

    The Compensation Committee reviews, approves and recommends to the Board of Directors all short-term compensation and compensation plans for officers with the title of Senior Vice President and above as well as approves and authorizes as to employees, grants under the Corporation's stock option plan. See "Report of the Compensation Committee on Executive Compensation." In addition, a Stock Option Committee has been established with the authority to grant options to the Chief Executive Officer and to the four highest compensated officers other than the Chief Executive Officer. Grants made by the Stock Option Committee are subject to ratification by the Compensation Committee.

    At fiscal year-end June 30, 2000, the members of the Audit Committee were Messrs. Elliott and St. Laurent, the members of the Compensation Committee were Messrs. Gluckstern, Mizel and St. Laurent and the members of the Stock Option Committee were Messrs. Elliott and St. Laurent. On December 2, 1999, the Board appointed David Elliott to the Audit and Stock Option Committees to fill the vacancy left by the resignation of George Coombe from the Board and the Audit and Stock Option Committees.

COMPENSATION OF DIRECTORS

    The Company's current policy provides for the payment to each director who is not an employee of the Company is entitled to receive an annual retainer of $8,000, a fee of $2,000 for each regular or special Board meeting attended in person, $500 for each regular or special committee meeting attended in person or by telephone, and $1,000 for each regular or special Board meeting attended by telephone. The Company has deferred payments for meetings for most of the fiscal year ended June 30, 2000 pending the consideration and adoption by the Board of Directors of a new director compensation policy.

CERTAIN RELATIONSHIPS

    Certain of the Company's current and former executives have employment agreements or severance or termination agreements with the Company. See "Executive Compensation-Employment Agreements."

    On December 23, 1998, the Company entered into the Preferred Stock Purchase Agreement with Capital Z, as amended (the "1999 Preferred Stock Purchase Agreement"), providing for an equity investment by Capital Z and its designees of up to $126.5 million in the Company. Pursuant to the 1999 Preferred Stock Purchase Agreement, the Company issued to Capital Z on February 10, 1999 (the "Initial Closing") 26,704 shares of Series B Preferred Stock and 48,296 shares of Series C Preferred Stock for $1,000 per share for an aggregate of $75 million. Georges C. St. Laurent, Jr., a Director of the Company, pursuant to the 1999 Preferred Stock Purchase Agreement as a designee of Capital Z, purchased 1,500 shares of Series C Preferred Stock for $1,000 per share for an aggregate investment of $1.5 million.

    At the Initial Closing, Capital Z transferred ownership of its Series B Preferred Stock and Series C Preferred Stock issued to it at the Initial Closing to Specialty Finance, 99.6% of which is owned by Capital Z and 0.4% of which is owned by Equifin Capital.

    On January 4, 1999, Capital Z Management LLC ("Cap Z Management"), an affiliate of Capital Z, received, as a fee for Capital Z's commitment (the "Standby Commitment") to purchase an amount of Series C Preferred Stock equal to 25 million shares less the number of shares of Series C Preferred Stock purchased by the Company's Common Stockholders in its recent Rights Offering (as described below), a warrant to purchase 1.25 million shares of the Company's Common Stock at an initial exercise price of $1.00 per share. In addition, on February 10, 1999, the Company paid to Cap Z Management a $1 million transaction fee in connection with the transactions contemplated by the Preferred Stock Purchase Agreement. In addition, in connection with the transactions contemplated by the 1999 Preferred Stock Purchase Agreement, the Company has paid to Cap Z Management aggregate additional fees of $2 million and has reimbursed Capital Z for all of its expenses incurred in connection with the negotiation and execution of the 1999 Preferred Stock Purchase Agreement and the transactions contemplated thereby.

    On February 10, 1999, pursuant to the 1999 Preferred Stock Purchase Agreement, the Company entered into an Agreement For Management Advisory Services (the "Equifin Agreement") with Equifin Management, pursuant to which the Company is obligated to pay to Equifin Management, a quarterly management advisory fee of $250,000 for a period of five (5) years. On February 10, 1999, pursuant to the Equifin Agreement, the Company paid to Equifin $250,000 in consideration of consulting services rendered prior to the execution of the Equifin Agreement and as an advance for consulting services to be rendered in the quarter ending March 31, 1999. Mani Sadeghi, who served as the Company's Chief Executive Officer of the Company from May 13, 1999 through October 25, 1999, is the Chief Executive Officer and a member of Equifin Management and Equifin Capital. Mr. Sadeghi did not receive compensation for his services as Chief Executive Officer of the Company; however the Company agreed to increase Equifin Management's quarterly management advisory fee by an additional $250,000 per quarter pro-rated for the time that Mr. Sadeghi served as Chief Executive Officer.

    On August 3, 1999, pursuant to the 1999 Preferred Stock Purchase Agreement, Capital Z purchased 25,000 shares of Series C Preferred Stock for $1,000 per share for an aggregate investment of $25,000,000.

    On August 3, 1999, the Company issued warrants to purchase 1.25 million shares of the Company's Common Stock at an initial exercise price of $1.00 per share to certain employees of Capital Z Management.

    On September 30, 1999, the Company effected a 1,000-for-1 forward stock split of its Series B Preferred Stock and its Series C Preferred Stock.

    On September 10, 1999 pursuant to the 1999 Preferred Stock Purchase Agreement, the Company distributed nontransferable subscription rights (the "Rights") to the holders of its Common Stock providing them the right to purchase one share of Series C Preferred Stock for every share of Common Stock held by them as of September 7, 1999 for $1.00 per share (the "Rights Offering"). The Rights expired on October 6, 1999. Holders of the Company's common stock purchased 4,159,266 shares of Series C Preferred Stock in the Rights Offering. Capital Z purchased 20,840,734 shares of Series C Preferred Stock on October 27, 1999 pursuant to the Standby Commitment.

    As part of a transaction in February 1999 between the Company and one of its lenders, the Company agreed to pay Capital Z a $1 million fee in exchange for certain credit enhancements.

    On April 14, 2000, the Company effected a one-for-five reverse stock split of the Common Stock and the Series C Preferred Stock.

    On June 7, 2000, Specialty Finance purchased 40,800,000 shares of Series C Preferred Stock for $0.85 per share pursuant to a Preferred Stock Purchase Agreement, dated May 19, 2000 (the "2000 Preferred Stock Purchase Agreement"), with the Company. Pursuant to the 2000 Stock Purchase Agreement, the Company issued a warrant to purchase 5 million shares of Series C Preferred Stock for $0.85 per share to Specialty Finance (the "Series C Warrant").

    On July 12, 2000, pursuant to the 2000 Preferred Stock Purchase Agreement, Specialty Finance (i) exchanged the 40,800,000 shares of Series C Preferred Stock purchased on June 7, 2000 for 40,800,000 shares of Series D Preferred Stock and (ii) purchased an additional 18,023,529 of Series D Preferred Stock for $0.85 per share.

    On July 12, 2000, the Series C Warrant expired and the Company issued a warrant to purchase 5 million shares of Series D Preferred Stock for $0.85 per share to Specialty Finance (the "Series D Warrant").

    On June 7, 2000, as a condition of the 2000 Preferred Stock Purchase Agreement, the Company entered into an amendment to the Equifin Agreement pursuant to which the Company agreed to pay an advisory fee of $800,000 to Equifin Capital.

    Each of Messrs. Gluckstern, Mizel, Rahe and Spuria, Directors of the Company, has a direct or indirect interest in Capital Z and Cap Z Management. Mr. Sadeghi, a Director and former Chief Executive Officer of the Company, has a material equity interest in Equifin Management and Equifin Capital.
Messrs. Gluckstern, Mizel and Spuria are members of Capital Z Partners, Ltd., a Bermuda corporation ("Cap Z Ltd."), which is the general partner of Capital Z Partners, L.P. ("Cap Z Partners"), which is the general partner of Capital Z. Messrs. Gluckstern and Mizel are limited partners of Cap Z Partners and shareholders of Cap Z Management. Messrs. Gluckstern and Mizel are officers of Cap Z Management. Mr. Rahe is an officer of Cap Z Management and a limited partner of Cap Z Partners. Mr. Sadeghi is the Chief Executive Officer of Equifin Management and Equifin Capital. Cap Z Ltd. is a preferred shareholder of Equifin Capital. Mr. Spuria is General Counsel of Cap Z Ltd. and Cap Z Management and a limited partner of Cap Z Partners.

    On January 26, 1998, the Board of Directors approved the Executive and Director Loan Program (the "Loan Program") under which directors and executive officers of the Company were entitled to obtain a mortgage loan from the Company at the Company's cost of funds (plus 25 basis points) as determined by an approved, independent investment banking firm. All loans made under the Executive and Director Loan Program were fixed rate, fully amortized, 15- or 30-year loans with no prepayment penalties and were underwritten to the Company's underwriting guidelines in effect at the time of the loan. Participants in this program were not charged any loan fees except for those fees or costs charged by third parties. The Company discontinued the Loan Program in June 1999. The following executive officers and directors have mortgage loans with the Company for the following principal amount and outstanding balance (as of December 1, 1999) at an annual interest rate of 6.5% (unless noted otherwise):

                                                           HIGHEST BALANCE
                                            ORIGINAL        DURING FISCAL        CURRENT
                                           PRINCIPAL          YEAR END        BALANCE AS OF
NAME AND TITLE                               AMOUNT         JUNE 30, 2000    AUGUST 30, 2000    INTEREST RATE
--------------                             ----------      ---------------   ----------------   -------------
William Cook ............................  $  775,500        $  764,729          $753,520             6.7%
  Executive Vice President
  Retail Lending

John F. Madden, Jr. .....................  $  350,000        $  348,401          $343,939             6.7%
  Senior Vice President
  General Counsel and Secretary

Neil Notkin .............................  $  400,000(1)     $  390,820                --             6.5%
  Executive Vice President                 $  380,000(2)             --          $380,000             6.5%
  Wholesale Lending

Cary H. Thompson ........................  $1,500,000(3)     $1,500,000                --           7.375%
  Director

------------------------

(1) Paid in full.

(2) Loan made subsequent to June 30, 2000 pursuant to a written agreement between the Company and Mr. Notkin.

(3) Loan was sold on the secondary market and is no longer serviced or owned by the Company.

    In August 1999, the Company entered into management investment agreements with some members of senior management (the "Management Investors") pursuant to which those members of management purchased 211,940 shares (adjusted for stock splits) of Series C Preferred Stock. The Company financed the purchase of some or all of the purchase price of the stock with a loan to each Management Investor that did not otherwise purchase their stock for cash. The loans to the Management Investors are secured by the shares of Series C Preferred Stock that were purchase subject to the management investment agreements at an interest rate of 6.5% and are payable by 25% of any bonus received by the Management Investors. The following executive officers purchased the following amounts of Series C Preferred Stock (adjusted for stock splits) and financed the purchase, if applicable, as noted:

                                                                              CURRENT
                          NUMBER OF SHARES   TOTAL PURCHASE   AMOUNT OF    BALANCE AS OF      HIGHEST BALANCE
NAME                        PURCHASED(1)         PRICE          LOAN      AUGUST 30, 2000    DURING FISCAL YEAR
----                      ----------------   --------------   ---------   ----------------   ------------------
Cook, William...........       60,000           $300,000      $150,000                            $150,000
Kohler, John............       20,000           $100,000      $ 50,000                            $  50,00
Notkin, Neil............       30,000           $150,000      $150,000                            $150,000
Relf, Daniel............       20,000           $100,000      $ 50,000                            $ 50,000
Sanders, Geoffrey F.....       12,000           $ 60,000      $ 30,000                            $ 30,000

------------------------

(1) Adjusted for one-for-five reverse stock split on April 14, 2000.

    On May 13, 1999, Cary H. Thompson, a member of the Board of Directors, resigned as the Company's Chief Executive Officer. The Company negotiated a severance and services agreement with Mr. Thompson pursuant to which he receives, or has received, (i) $50,000 per month for his services to the Company from October 15, 1999 through October 15, 2000 (ii) options to purchase 774,049 shares of Common Stock and (iii) the option to purchase for $1 the automobile provided by the Company for Mr. Thompson's use while he served as Chief Executive Officer.

    On May 1, 2000, the Company entered into a Settlement and Release Agreement (the "Kornswiet Agreement") with Neil B. Kornswiet, the Company's former President and the beneficial holder of more than 5% of the Company's Common Stock. Pursuant to the Kornswiet Agreement, the Company agreed to pay
Mr. Kornswiet $1,350,000. The Company paid Mr. Kornswiet $1,012,500 in fiscal year 2000 and is obligated to pay an additional $337,500 on October 19, 2000. The Company also granted Mr. Kornswiet 250,000 options to purchase Common Stock for $5.00 per share which options are exercisable in whole or in part until October 19, 2001. The Company also agreed to reimburse Mr. Kornswiet's legal expenses in connection with the negotiation of the Kornswiet Agreement and further agreed to provide Mr. Kornswiet with a $2.0 million life insurance policy which expires on October 19, 2000.

    On May 17, 2000, the Company entered into an agreement with Neil Notkin, as subsequently amended (the "Notkin Agreement") pursuant to which the Company agreed to pay for Mr. Notkin's relocation to another city and to provide him with a mortgage loan for the purchase of a home not to exceed $380,000 at an interested rate of 6.5% fixed for 30 years.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During the 2000 fiscal year, executive compensation for the Company was administered by the Compensation Committee of the Board. During the 2000 fiscal year, the Compensation Committee of the Board of Directors was comprised of Messrs. Gluckstern, Mizel and St. Laurent, none of whom are, or were full-time, salaried officers or employees of the Company. The Compensation Committee currently consists of Messrs. Gluckstern, Mizel and St. Laurent.

REPORT OF THE COMPENSATION COMMITTEE

    The following report of the Compensation Committee of the Board of Directors shall not be deemed to be incorporated by reference into any previous filing by the Company under either the Securities Act of 1933, as amended ("Securities Act"), or the Exchange Act, that incorporates future Securities Act or Exchange Act filings in whole or in part by reference.

    The Board of Directors delegated to the Compensation Committee the responsibility for developing and administering policies which govern the total compensation program for the Named Executive Officers of the Company. The Committee also administered the Company's stock option plans.

    The goal of the Company's executive compensation program is to retain, motivate and reward management through the compensation policies and awards, while aligning their interests more closely with that of the Company and stockholders. In furtherance of this goal, the program consists of three main components: (1) base salary; (2) bonuses which are either discretionary or based on individual and Company performance; and (3) stock options to provide long-term incentives for performance and to align executive officer and stockholder interests.

EXECUTIVE COMPENSATION--OTHER THAN CHIEF EXECUTIVE OFFICERS

    Base salaries for the Named Executive Officers were established by the Compensation Committee based on the recommendations of management which considered, and applied subjectively as appropriate, individual performance and achievement, areas of responsibility, position, the extent to which the officers' skills were in demand or were marketed to other companies or industries and internal and external comparability. Base salaries for other executive officers were established by the Chief Executive Officer who applies the same criteria.

    Performance bonuses are paid to Named Executive Officers based upon their successful performance of both personal and departmental or divisional goals and the goals of the Company. Named Executive Officers develop their personal and departmental or divisional goals with the Chief Executive Officer which are approved by the Compensation Committee. The Company goals are determined by the Chief Executive Officer and the Compensation Committee. Company performance goals for the 2001 fiscal year are based upon the Company's ability to achieve cash flow neutrality and profitability.

    The Compensation Committee believes that it is important for key employees to have long-term incentives through an equity interest in the Company. Accordingly, from time to time, the Company has granted key employees stock options pursuant to the Company's stock option arrangements. The Committee granted options upon the recommendations of management. As of June 30, 2000, the Company's Named Executive Officers held options to acquire 970,168 shares of the Company's Common Stock.

EXECUTIVE COMPENSATION--CHIEF EXECUTIVE OFFICERS

    The Chief Executive Officer is entitled to receive a bonus in an amount ranging from 0% to 150% of his base salary for the period from October 1999 through December 2000. The amount of the bonus is to be determined by the Chief Executive Officer's success in achieving both personal and Company goals as developed by the Chief Executive Officer and the Compensation Committee. Company performance goals for the 2001 fiscal year are generally based upon the Company's ability to achieve cash flow neutrality and profitability.

STATEMENT REGARDING TAX POLICY COMPLIANCE

    Section 162(m) of the Code limits the deductible allowable to the Company for compensation paid to the chief executive officer and each of the four other most highly compensated executive officers to $1.0 million. Qualified performance-based compensation is excluded from this limitation if certain requirements are met, including receipt of stockholder approval or if amounts are paid pursuant to a written contract that was in effect on February 17, 1993 and not subsequently materially modified. Under certain circumstances, the Compensation Committee, in its discretion, may authorize payments, such as salary, bonuses or otherwise that may cause an executive officer's income to exceed the deductible limits. Neither the Chief Executive Officer nor any of the Named Executive Officers received compensation in excess of $1.0 million in fiscal year 2000 and none of them are expected to receive such levels of compensation from salary and/or bonus payments in fiscal year 2001.

Compensation Committee:
                                          Steven M. Gluckstern, Chairman
                                          Adam M. Mizel
                                          Georges C. St. Laurent

                             PRINCIPAL STOCKHOLDERS

    The following table sets forth, as of August 31, 2000, certain information relating to the ownership of the Common Stock which includes shares of Common Stock issuable upon the exercise of stock options and warrants and conversion of Preferred Stock by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of the Common Stock, (ii) each of the Company's directors, (iii) each of the Company's Directors and certain of its executive officers and (iv) all of the Company's executive officers and directors as a group. Except as may be indicated in the footnotes to the table and subject to applicable community property laws, each of such persons has sole voting and investment power with respect to the shares beneficially owned. Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under Rule 13d-3, certain shares may be deemed to be beneficially owned by more than one person (such as where persons share voting power or investment power). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided; in computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person's actual voting power at any particular date. On June 2, 2000, there were outstanding 6,235,226 shares of Common Stock, 26,704,000 shares of Series B Preferred Stock (representing the right to convert into 5,340,800 shares of Common Stock, [20,357,198] shares of Series C Preferred Stock and 59,411,763 shares of Series D Preferred Stock.

NUMBER OF                                                                                 PERCENT
TITLE OF CLASS                          NAME AND ADDRESS                 SHARES           OF CLASS
--------------             ------------------------------------------  ----------         --------
Common Stock               Specialty Finance Partners ...............  88,241,675(1)        93.40%
                           54 Thompson Street
                           New York, New York 10012

Common Stock               Neil B. Kornswiet(2)......................     591,453(3)         9.12%

Common Stock               William Cook(4)...........................     173,250(5)         2.69%

Common Stock               David H. Elliott(4).......................       1,000               *

Common Stock               James Huston(4)(6)........................          --               *

Common Stock               Steven M. Gluckstern(7)(8)................      36,831(9)            *

Common Stock               John Kohler(4)............................     123,000(10)        1.93%

Common Stock               John F. Madden, Jr(4).....................      33,120(11)           *

Common Stock               A. Jay Meyerson(4)........................   1,002,793(12)       13.85%

Common Stock               Adam M. Mizel(7)..........................      18,415(9)            *

Common Stock               Neil Notkin(4)............................     144,899(13)        2.27%

Common Stock               Eric C. Rahe(7)...........................       3,735(9)            *

Common Stock               Daniel H. Relf(4).........................      96,958(14)        1.53%

Common Stock               Mani A. Sadeghi(7)........................         625(9)            *

Common Stock               Geoffrey F. Sanders(4)....................      85,750(15)        1.36%

Common Stock               Robert A. Spass(7)(8).....................      36,831(9)            *

Common Stock               Georges C. St. Laurent, Jr.(4)............     321,320(16)        4.91%

Common Stock               Cary H. Thompson(4).......................     390,050(17)        5.83%

NUMBER OF                                                                                 PERCENT
TITLE OF CLASS                          NAME AND ADDRESS                 SHARES           OF CLASS
--------------             ------------------------------------------  ----------         --------
Common Stock               All executive officers, directors and        2,468,577(18)       28.36%
                           nominees as a group (16 persons)..........

Series B                   Specialty Finance Partners ...............  26,704,000(21)      100.00%
  Preferred Stock(19)(20)  54 Thompson Street
                           New York, New York 10012

Series C                   Specialty Finance Partners ...............  18,827,346(22)(23)   92.48%
  Preferred Stock(19)      54 Thompson Street
                           New York, New York 10012

Series C                   William Cook(4)...........................      60,000(22)           *
  Preferred Stock(19)

Series C                   John Kohler(4)............................      20,000(22)           *
  Preferred Stock(19)

Series C                   Neil Notkin(4)............................      30,000(22)           *
  Preferred Stock(19)

Series C                   Geoffrey F. Sanders(4)....................      12,000(22)           *
  Preferred Stock(19)

Series C                   Georges C. St. Laurent, Jr.(4)............     310,000(22)        1.52%
  Preferred Stock(19)

Series C                   Cary H. Thompson(4).......................      50,000(22)           *
  Preferred Stock(19)

Series C                   All executive officers, directors and
  Preferred Stock(19)      nominees as a group (16 persons)(19)......     502,000(22)        2.47%

Series D                   Specialty Finance Partners ...............  63,823,529(22)       92.48%(2)
  Preferred Stock(19)      54 Thompson Street
                           New York, New York 10012

Series D                   A. Jay Meyerson(4)........................     588,234(22)           *
  Preferred Stock(19)

Series D                   All executive officers, directors and
  Preferred Stock(19)      nominees as a group (16 persons)(19)......     588,234(22)           *

------------------------

   * Less than one percent.

 (1) Includes 5,340,800 shares of Common Stock issuable upon conversion of 26,704,000 shares of Series B Preferred Stock, 18,827,346 shares of Common Stock issuable upon conversion of 18,827,346 shares of Series C Preferred Stock and 63,823,529 shares of Common Stock (or securities convertible into Series D Preferred Stock) issuable upon conversion of 63,823,529 shares of Series D Preferred Stock. In addition, SFP, as a result of the receipt of warrants to purchase 250,000 shares of Common Stock by Capital Z Management, Inc., may be deemed to be the beneficial owner of 250,000 shares of Common Stock. Specialty Finance Partners is a Bermuda general partnership, 99.6% of which is owned by Capital Z Financial Services Fund II, L.P. and 0.4% of which is owned by Equifin Capital Parters, LLC.

 (2) Mr. Kornswiet's address is care of Belin Rawlings & Badal, 11601 Wilshire Boulevard, Suite 2200, Los Angeles, California 90025-1758, ATTN: Douglas Rawlings.

 (3) Includes 250,000 shares of Common Stock underlying options which are currently exercisable or which will become exercisable within 60 days of August 31, 2000. Mr. Kornswiet's employment with the Company ended during the first quarter of fiscal 2000.

 (4) The address of each individual is in care of the Company at 350 S. Grand Avenue, 52nd Floor, Los Angeles, California 90071.

 (5) Includes 112,600 shares of Common Stock underlying options which are currently exercisable or which will become exercisable within 60 days of August 31, 2000. Additional options could vest based on the price performance of the Company's Common Stock. Includes 60,000 shares of Common Stock underlying the conversion of shares of Series C Preferred Stock.

 (6) Mr. Huston joined the Company in July 2000.

 (7) The address of each individual is in care of Capital Z Partners, 54 Thompson Street, New York, New York 10012.

 (8) Messrs. Gluckstern and Spass are members of the Investment Committees of Capital Z Partners, Ltd. and Capital Z Management LLC and, in such capacities has the authority to approve the disposition of investments of Capital Z and Capital Z Financial Services Private Fund II, L.P. which are both general partners of SFP.

 (9) Represents shares of Common Stock underlying warrants which are currently exercisable. Each of Messrs. Gluckstern, Mizel, Rahe, Sadeghi, and Spass has disclaimed beneficial ownership of the Preferred Stock held by SFP.

 (10) Includes 103,000 shares of Common Stock underlying options which are currently exercisable or which will become exercisable within 60 days of August 31, 2000. Additional options could vest based on the price performance of the Company's Common Stock. Includes 20,000 shares of Common Stock underlying the conversion of shares of Series C Preferred Stock.

 (11) Includes 33,120 shares of Common Stock underlying options which are currently exercisable or which will become exercisable within 60 days of August 31, 2000. Additional options could vest based on the price performance of the Company's Common Stock.

 (12) Represents 414,559 shares of Common Stock underlying options which are currently exercisable or which will become exercisable within 60 days of August 31, 2000. Additional options could vest based on the price performance of the Company's Common Stock. Includes 588,234 shares of Common Stock underlying the conversion of shares of Series D Preferred Stock. Mr. Meyerson was appointed as the Company's Chief Executive Officer on October 25, 1999 and as a member of the Board of Directors on November 1, 1999.

 (13) Includes 114,899 shares of Common Stock underlying options which are currently exercisable or which will become exercisable within 60 days of August 31, 2000. Additional options could vest based on the price performance of the Company's Common Stock. Includes 30,000 shares of Common Stock underlying the conversion of shares of Series C Preferred Stock.

 (14) Includes 76,458 shares of Common Stock underlying options which are currently exercisable or which will become exercisable within 60 days of August 31, 2000. Additional options could vest based on the price performance of the Company's Common Stock. Includes 20,000 shares of Common Stock underlying the conversion of shares of Series C Preferred Stock.

 (15) Includes 73,750 shares of Common Stock underlying options which are currently exercisable or which will become exercisable within 60 days of August 31, 2000. Additional options could vest based on the price performance of the Company's Common Stock. Includes 12,000 shares of Common Stock underlying the conversion of shares of Series C Preferred Stock.

 (16) Includes 1,320 shares of Common Stock underlying options which are currently exercisable or which will become exercisable within 60 days of August 31, 2000. Additional options could vest based on the price performance of the Company's Common Stock. Includes 310,000 shares of Common Stock underlying the conversion of shares of Series C Preferred Stock.

 (17) Includes 335,670 shares of Common Stock underlying options which are currently exercisable or which will become exercisable within 60 days of August 31, 2000. Additional options could vest based on the price performance of the Company's Common Stock. Includes 50,000 shares of Common Stock underlying the conversion of shares of Series C Preferred Stock.

 (18) Includes 1,265,376 shares of Common Stock underlying options which are currently exercisable or which will become exercisable within 60 days of August 31, 2000. Additional options could vest based on the price performance of the Company's Common Stock. Includes 1,090,234 shares of Common Stock underlying the conversion of shares of Series C Preferred Stock, Series D Preferred Stock and warrants to purchase Common Stock.

 (19) As the shares of Preferred Stock were, on August 31, 2000, convertible into shares of Common Stock, they are included in the Common Stock shares and percent of class figures.

 (20) Specialty Finance Partners holds 100% of the issued and outstanding Series B Preferred Stock. None of the Directors or executive officers beneficially hold any shares of Series B Preferred Stock.

 (21) Convertible into 5,340,800 shares of Common Stock.

 (22) Convertible into Common Stock on a one-for-one basis.

 (23) Includes 5.0 million shares of Series D Preferred Stock issuable upon conversion of warrants.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table shows information concerning all compensation paid for services to the Company in all capacities during the last three fiscal years or accrued within the current fiscal year as to the persons who served as Chief Executive Officer of the Company during the 2000 fiscal year and each of the other four most highly compensated executive officers of the Company who served in such capacity at the end of the last fiscal year (the "Named Executive Officers"):

                                                                                          LONG TERM
                                                          ANNUAL COMPENSATION            COMPENSATION
                                                 -------------------------------------   ------------
NAME AND                               FISCAL                           OTHER ANNUAL     STOCK OPTION    ALL OTHER
PRINCIPAL POSITION                      YEAR      SALARY     BONUS     COMPENSATION(1)      AWARDS      COMPENSATION
------------------                    --------   --------   --------   ---------------   ------------   ------------
A. Jay Meyerson ....................    2000     $240,628         --          --            600,000            --
  Chief Executive Officer(2)            1999          N/A        N/A         N/A                N/A           N/A
                                        1998          N/A        N/A         N/A                N/A           N/A

Mani A. Sadeghi ....................    2000           --         --          --                625            --
  Chief Executive Officer(3)            1999           --         --          --                 --            --
                                        1998          N/A        N/A         N/A                N/A           N/A

William Cook .......................    2000     $199,999   $302,289          --            100,000        $1,600(4)
  Executive Vice President              1999      199,999     30,000          --              6,000            --
  Retail Loan Production(5)             1998       70,835     30,000          --              5,000            --

John Kohler ........................    2000     $190,833   $ 36,250          --             70,000           N/A
  Executive Vice President              1999       21,724         --          --                N/A           N/A
  Capital Markets(6)                    1998          N/A        N/A         N/A                N/A           N/A

Neil Notkin ........................    2000     $200,000   $188,698          --            100,000        $1,600(4)
  Executive Vice President              1999      225,000    346,407          --              6,000            --
  Wholesale Loan Production             1998      220,000    393,889          --              2,000            --

Geoffrey F. Sanders ................    2000     $200,000   $ 35,000          --             70,000        $1,600(4)
  Executive Vice President              1999       83,333         --          --                 --            --
  Chief Credit Officer(7)               1998          N/A        N/A         N/A                N/A           N/A

--------------------------

(1) The aggregate amount of all perquisites and personal benefits received by each of the Named Executive Officers in each of fiscal years 2000, 1999 and 1998 was not in excess of $50,000 or 10% of the total of annual salary and bonus reported for such Named Executive Officer.

(2) Mr. Meyerson joined the Company in October 1999.

(3) Mr. Sadeghi, who served as the Company's Chief Executive Officer of the Company from May 13, 1999 through October 25, 1999, is the Chief Executive Officer and a member of Equifin Capital Capital and Equifin Management.
    Mr. Sadeghi did not receive compensation for his services as Chief Executive Officer of the Company, however the Company agreed to increase Equifin Management's quarterly management advisory fee of $250,000 by an additional $250,000 per quarter pro-rated for the time that Mr. Sadeghi served as Chief Executive Officer.

(4) Consists of employer contributions to the Company's Section 401(k) plan for the benefit of these individuals.

(5) Mr. Cook joined the Company in February 1998.

(6) Mr. Kohler joined the Company in May 1999.

(7) Mr. Sanders joined the Company in February 1999.

OPTION GRANTS IN LAST FISCAL YEAR

    The following table sets forth certain information regarding grants of stock options made during the fiscal year ended June 30, 2000 to the Named Executive
Officers:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                          INDIVIDUAL GRANTS
                             NUMBER OF       PERCENT OF
                               SHARES       TOTAL OPTIONS     EXERCISE
                             UNDERLYING      GRANTED TO        OR BASE    MARKET PRICE
                              OPTIONS       EMPLOYEES IN      PRICE PER    ON DATE OF    EXPIRATION
NAME                         GRANTED(2)    FISCAL YEAR(3)       SHARE     OF GRANT(4)       DATE
----                         ----------   -----------------   ---------   ------------   ----------
A. Jay Meyerson............   600,000(5)        20.95%          $5.00         $4.38      10/25/2009

Mani A. Sadeghi(6).........        --              --              --            --              --

William Cook...............    80,000(5)         2.79%          $5.00         $3.75      10/01/2009
                               20,000(7)         0.70%          $5.00         $1.88       4/17/2010

John Kohler................    30,000(5)         1.05%          $5.00         $3.75      10/01/2009
                               20,000(5)         0.70%          $4.65         $6.88      11/01/2009
                               20,000(7)         0.70%          $5.00         $1.88       4/17/2010

Neil Notkin................    80,000(5)         2.79%          $5.00         $3.75      10/01/2009
                               20,000(7)         0.70%          $5.00         $1.88       4/17/2010

Geoffrey F. Sanders........    50,000(5)         1.75%          $5.00         $3.75      10/01/2009
                               20,000(7)         0.70%          $5.00         $1.88       4/17/2009

                                    POTENTIAL REALIZABLE
                                      VALUE AT ASSUMED
                                   ANNUAL RATES OF STOCK
                                     PRICE APPRECIATION
                                     FOR OPTION TERM(1)
                             ----------------------------------
NAME                            0%          5%          10%
----                         --------   ----------   ----------
A. Jay Meyerson............       --    $1,275,848   $3,808,574
Mani A. Sadeghi(6).........       --            --           --
William Cook...............       --    $   88,668   $  378,123
                                  --            --           --
John Kohler................       --    $   33,251   $  141,796
                              $7,000    $  130,973   $  256,640
                                  --            --           --
Neil Notkin................       --    $   88,668   $  378,123
                                  --            --           --
Geoffrey F. Sanders........       --    $   55,418   $  236,327
                                  --            --           --

------------------------------

(1) The potential realizable value is based on the assumption that the Common Stock of the Company appreciates at the annual rate shown (compounded annually) from the date of grant until the expiration of the option term. These amounts are calculated pursuant to the applicable requirements of the SEC and do not represent a forecast of the future appreciation of the Company's Common Stock.

(2) All of the options set forth in this chart were granted for a term of 10 years.

(3) Options covering an aggregate of 2,863,809 shares were granted to eligible employees during the fiscal year ended June 30, 2000.

(4) Based upon the last reported sale price of the Common Stock on the NYSE on the date specified.

(5) Vests and becomes fully exercisable on the ninth anniversary of the date of grant, provided that the optionee remains an employee of the Company on such date, subject to earlier vesting based upon the Company's attainment of certain share price values or upon change-in-control. As of June 30, 2000, 25% of the grant had vested of which 15% is exercisable.

(6) Mr. Sadeghi served as the Chief Executive Officer from May 1999 through October 1999.

(7) 20% of the option vests on the date of grant and 20% vests on each anniversary of the date of grant until fully vested. Vesting is subject to acceleration based upon change-in-control.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTIONS

    The following table sets forth, for each of the Named Executive Officers, certain information regarding the exercise of stock options during the fiscal year ended June 30, 1999 and the value of options held at fiscal year end:

                 AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR-END OPTION VALUES(1)

                                                                    NUMBER OF
                                                                SHARES UNDERLYING       VALUE OF ALL UNEXERCISED
                                                               UNEXERCISED OPTIONS       IN-THE-MONEY OPTIONS AT
                               SHARES ACQUIRED    VALUE        AT FISCAL YEAR-END          FISCAL YEAR-END(2)
NAME                             ON EXERCISE     REALIZED   EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
----                           ---------------   --------   -------------------------   -------------------------
A. Jay Meyerson..............           --            --            -- / 600,000               -- / --
Mani A. Sadeghi..............           --            --                 -- / --               -- / --
William Cook.................           --            --         8,400 / 102,400               -- / --
John Kohler..................           --            --          1,875 / 68,125               -- / --
Neil Notkin..................           --            --         6,630 / 112,538               -- / --
Geoffrey F. Sanders..........           --            --          1,875 / 68,125               -- / --

------------------------

(1) All amounts shown in this table have been adjusted to reflect stock splits.

(2) Based upon the last reported sale price of the Common Stock on the NYSE on June 30, 2000 ($0.875) less the option exercise price.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Exchange Act requires the Company's executive officers, directors and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the SEC. Executive officers, directors, and greater-than-ten percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it and written representations from the Company's reporting persons that they have complied with the relevant filing requirements, the Company believes that, during the year ended June 30, 2000, all relevant Section 16(a) filing requirements were complied with except that David A. Sklar, the Company's former Chief Financial Officer filed one late
Form 5. The Company did not receive a copy of either a Form 5 or a certification that no Form 5 was required to be filed from Neil B. Kornswiet, the Company's former President and a beneficial owner of more than 5% of the Common Stock.

EMPLOYMENT AND SEVERANCE AGREEMENTS

    Each of the Named Executive Officers are participants in the Company's Executive Severance Plan (the "Executive Severance Plan") which generally entitles the participant to six months continuation of salary, provided that required conditions for payment are satisfied.

    A. Jay Meyerson was appointed by the Board of Directors as the Company's Chief Executive Officer as of October 25, 1999. The Company entered into the Meyerson Employment Agreement, effective October 25, 1999. The Meyerson Employment Agreement has a three year term with automatic renewal for successive one-year terms unless the Board of Directors provides 120-day advance written notice prior to the end of a term. Pursuant to the Meyerson Employment Agreement, Mr. Meyerson will receive (i) a minimum salary of $350,000 per year ("Base Salary"), subject to annual review by the Board of Directors, (ii) a bonus ranging between 0% and 150% of Base Salary based upon the achievement of individual and Company goals, as determined by the Compensation Committee of the Board of Directors, for the period through December 31, 2000, and for each calendar year thereafter, (iii) four weeks of paid vacation, (iv) options to purchase 600,000 shares of the Company's Common Stock, (iv) reimbursement of relocation expenses not to exceed $75,000,
(v) other benefits under the Company's savings, pension and retirement plans and other benefit plans or programs maintained by the Company for the benefit of its executives, and (vi) reimbursement of reasonable business expenses incurred in accordance with the Company's policies. Pursuant to the Meyerson Employment Agreement, Mr. Meyerson is entitled to receive, upon termination of the Meyerson Employment Agreement: (i) at the end of the applicable term and by the Company upon notification of disability or for cause or by Mr. Meyerson for reasons other than Good Reason (as Defined in the Meyerson Employment Agreement), the Base Salary through the final date of active employment, plus any accrued but unused vacation pay, (ii) by Mr. Meyerson, for Good Reason (as defined in the Meyerson Employment Agreement) or by the Company for reasons other than Cause or disability, the Base Salary in effect at the time of termination for a period of twelve months following termination (the "Severance Term") plus either continued coverage under the Company's health and other insurance programs and including specifically cash payments in equal to the amount of the premium for a $1 million life insurance policy or a lump sum payment equal to the present value of such health benefits for the Severance Term ("Termination Severance") or (iii) following a Change in Control of the Company (as defined in the Company's 1999 Stock Option Plan) at a price per share of the Company's Common Stock in excess of $2.50 per share by Mr. Meyerson for Good Reason (as defined in the Meyerson Employment Agreement) or by the Company for reasons other than Cause or disability, the Base Salary in effect at the time of termination for a period of twenty-four months following termination (the "Change in Control Severance Term") plus either continued coverage under the Company's health and other insurance programs and including specifically the $1 million life insurance policy or a lump sum payment equal to the present value of such health benefits for the Change in Control Severance Term ("Change in Control Severance"). Both the Termination Severance and the Change in Control Severance are subject to offset equal to any amounts owed by Mr. Meyerson to the Company and the amount of any compensation for services earned by Mr. Meyerson on account of any employment or self-employment during the first twelve months after termination.

SECTION 401(k) PLAN

    The Company has a tax-qualified cash or deferred profit sharing plan (the "401(k) Plan") covering all employees over the age of 21 who have completed six months of service with the Company prior to a plan entry date. Pursuant to the 401(k) Plan, eligible employees may make salary deferral (before-tax) contributions of up to 15% of their compensation per plan year up to a specified maximum contribution as determined by the Internal Revenue Service. The 401(k) Plan also includes provisions which authorize the Company to make discretionary contributions. Such contributions, if made, are allocated among all eligible employees as determined under the 401(k) Plan. A discretionary contributions of 1% of each participant's contributions was made by the Company for the calendar year 1999. The trustees under the 401(k) Plan invest the assets of each participant's account in selected investment options at the direction of such participant.

                               PERFORMANCE GRAPH

    Set forth below is a line graph comparing the annual percentage change in the cumulative return to the stockholders of the Company's Common Stock with the cumulative return of the NYSE Stock Market (US Companies) Index and the Index for NYSE/AMEX/NASDAQ Stocks (SIC 6160-6169 US Companies) Mortgage Bankers and Brokers for the period commencing July 1, 1995 and ending on June 30, 2000. The information contained in the performance graph shall not be deemed "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference into such filing. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS
                             PERFORMANCE GRAPH FOR
                          AAMES FINANCIAL CORPORATION
              PRODUCED ON 09/13/2000 INCLUDING DATA TO 06/30/2000

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

Legend
CRSP Total Returns Index for:
Symbols

                                                 6/1995  6/1996  6/1997  6/1998  6/1999  6/2000
Aames Financial Corporation                       100.0   299.7   233.2   174.9    16.7     2.2
NYSE Stock Market (US Companies)                  100.0   126.0   165.0   211.6   242.7   242.9
NYSE/AMEX/NASDAQ Stocks (SIC 6160-6169 US Comp)   100.0   136.3   190.3   234.5   199.4   120.4
Mortgage Bankers and Brokers

Notes: A. The lines represent monthly index levels derived from compounded daily returns that include all dividends. B. The indexes are reweighted daily, using the market capitalization on the previous trading day. C. If the monthly interval, based on the fiscal yearena, is not a trading day, the preceding trading day is used. D. The index level for all series was set to $100.0 on 6/30/1995

                     PROPOSAL TO RATIFY THE APPOINTMENT OF
                            INDEPENDENT ACCOUNTANTS

    Effective February 22, 1999, the Company dismissed PricewaterhouseCoopers LLP ("PwC") as its independent public accountants. The Audit Committee of the Board of Directors approved this action. During the two most recent fiscal years and through February 22, 1999, there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which disagreement, if not resolved to the satisfaction of PwC, would have caused PwC to make reference to the subject matter of the disagreement(s) in their reports. PwC audited the consolidated balance sheets of the Company at June 30, 1998 and 1997, and the related statement of operations, stockholders' equity and cash flows, for the fiscal years ended June 30, 1998 and June 30, 1997 (collectively, the "Financial Statements"). PwC's reports on the Financial Statements did not contain an adverse opinion or disclaimer of opinions, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

    The Board of Directors has appointed Ernst & Young LLP to serve as independent accountants of the Company to audit the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending
June 30, 2001. Representatives of Ernst & Young LLP are expected to be present at the Meeting, will have an opportunity to make a statement if they desire to do so and will respond to appropriate questions from stockholders.

    The ratification of the appointment of Ernst & Young LLP as the Company's independent accountants will require the affirmative vote of a majority of the votes cast by the holders of outstanding shares of Common Stock and Series B and Series C Preferred Stock, who are present (either in person or by Proxy) at the Meeting, voting as a single class.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP.

                           PROPOSALS OF STOCKHOLDERS

    SEC rules and regulations provide that if the date of the Company's 2000 Annual Meeting is advanced or delayed more than 30 days from the date of the 1999 Annual Meeting, stockholder proposals intended to be included in the proxy materials for the 2000 Annual Meeting must be received by the Company within a reasonable time before the Company begins to print and mail the proxy materials for the 2000 Annual Meeting. Upon determination by the Company that the date of the 2000 Annual Meeting will be advanced or delayed by more than 30 days from the date of the 1999 Annual Meeting, the Company will disclose such change in the earliest possible Quarterly Report on Form 10-Q. Please address your proposals to Aames Financial Corporation, 350 S. Grand Ave., 52nd Floor, Los Angeles, California 90071, Attention: Corporate Secretary.

                                 OTHER MATTERS

    The Board of Directors is not aware of any matter to be acted upon at the Meeting other than described in this Proxy Statement. Unless otherwise directed, all shares represented by the persons named in the accompanying Proxy will be voted in favor of the proposals described in this Proxy Statement. If any other matter properly comes before the Meeting, however, the Proxy holders will vote thereon in accordance with their best judgment.

                         ANNUAL REPORT TO STOCKHOLDERS

    The Company's Annual Report to Stockholders for the fiscal year ended June 30, 2000 is being mailed at the same time as this proxy statement.

                              REPORT ON FORM 10-K

    THE COMPANY UNDERTAKES, UPON WRITTEN REQUEST, TO PROVIDE, WITHOUT CHARGE, TO EACH PERSON FROM WHOM THE ACCOMPANYING PROXY IS SOLICITED A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED JUNE 30, 1999, AS FILED WITH THE SEC, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, BUT EXCLUDING EXHIBITS THERETO. REQUESTS SHOULD BE ADDRESSED TO AAMES FINANCIAL CORPORATION, 350 S. GRAND AVENUE, LOS ANGELES, CALIFORNIA 90071,
ATTN: EXECUTIVE VICE PRESIDENT--FINANCE.

DATED: [            ] [  ], 2000
                                          ON BEHALF OF THE BOARD OF DIRECTORS

                                          /s/ John F. Madden, Jr.

                                          John F. Madden, Jr.
                                          SECRETARY

EXHIBIT "A"

             PROPOSED AMENDMENT TO THE CERTIFICATE OF INCORPORATION

The following sentence shall be added to the end of Article VII, Subsection G(ii) of the Certificate of Designations for each of the Series B Convertible Preferred Stock, the Series C Convertible Preferred Stock and the Series D Convertible Preferred Stock:

    "Notwithstanding anything to the contrary in the Article VII, Subsection G(ii), effective on the closing date of the Company's offering of rights to purchase shares of Series D Convertible Preferred Stock (the "Rights Offering"), the "conversion ratio" shall be adjusted to eliminate as an adjustment to the "conversion ratio", any adjustment arising from the issuance of shares of Series D Convertible Preferred Stock in the Rights Offering."

                                  EXHIBIT "B"

                          AAMES FINANCIAL CORPORATION
                              AMENDED AND RESTATED
                             1999 STOCK OPTION PLAN

                                   ARTICLE I.
                                    PURPOSE

    This Amended and Restated Stock Option Plan (the "Plan") is intended as an incentive and to encourage stock ownership by officers and certain other key employees of Aames Financial Corporation (the "Company") in order to increase their proprietary interest in the Company's success and to encourage them to remain in the employ of the Company.

    The term "Company," when used in the Plan with reference to eligibility and employment, shall include the Company and its subsidiaries. The word "subsidiary," when used in the Plan, shall mean any subsidiary of the Company within the meaning of Section 424(f) of the Internal Revenue Code of 1986, as amended (the "Code").

    It is intended that certain options granted under this Plan will qualify as "incentive stock options" under Section 422 of the Code ("incentive stock options") and other options granted hereunder not so qualify ("non-qualified stock options").

                                  ARTICLE II.
                                 ADMINISTRATION

    The Plan shall be administered by the Compensation Committee (the "Compensation Committee") of the Board of Directors of the Company (the "Board") appointed by the Board which shall consist of not less than three members, two of whom shall be appointed by Capital Z Financial Services Fund II, L.P. ("Capital Z") during any period that Capital Z and/or its designated purchasers under the Preferred Stock Purchase Agreement by and among the Company and Capital Z, dated as of the 23rd day of December, 1998 (the "Purchase Agreement") own at least 25% of the outstanding voting securities of the Company (the "Minimum Stock Ownership Threshold"). However, notwithstanding anything to the contrary in this Section, only the Stock Option Committee (the "Stock Option Committee") shall have the authority to grant stock options, to the Chief Executive Officer, to the four highest compensated officers other than the Chief Executive Officer and other individuals considered insiders within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and all such grants shall be effective only upon ratification by the Compensation Committee unless otherwise determined by the Board, each of the members of the Stock Option Committee should be an "outside director" within the meaning of Section 162(m) of the Code and a nonemployee director within the meaning of Rule 16b-3 under the Exchange Act. (Any member of the Board who meets the criteria of the prior sentence is hereafter referred to as an "Outside Director" and the Compensation Committee and the Stock Option Committee depending on which committee is taking action hereunder, respectively, is hereinafter referred to as the "Committee"). Subject to the provisions of the Plan, the Committee shall have sole authority, in its absolute discretion:
(a) to determine which of the eligible employees of the Company shall be granted options; (b) to authorize the granting of both incentive stock options and nonqualified options; (c) to determine the times when options shall be granted and the number of shares to be optioned; (d) to determine the option price of the shares subject to each option, which price shall be not less than the minimum specified in ARTICLE V; (e) to determine the time or times when each option becomes exercisable, the duration of the exercise period and any other restrictions on the exercise of options issued hereunder; (f) to prescribe the form or forms of the option agreements under the Plan (which forms shall be consistent with the terms of the Plan but need not be identical);
(g) to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan; and (h) to construe and interpret the Plan, the rules and regulations and the option agreements under the Plan and to make all other determinations deemed necessary or advisable for the administration of the Plan. All decisions, determinations and interpretations of the Compensation Committee shall be final and binding on all optionees.

                                  ARTICLE III.
                                     STOCK

    The stock to be optioned under the Plan shall be shares of authorized but unissued Common Stock of the Company, par value $.001 per share, or previously issued shares of Common Stock reacquired by the Company (the "Stock"). Under the Plan, the total number of shares of Stock which may be purchased pursuant to options granted hereunder shall not exceed, in the aggregate, 22,000,000 shares, except as such number of shares shall be adjusted in accordance with the provisions of ARTICLE X hereof. The number of shares of Stock available for grant of options under the Plan shall be decreased by the sum of the number of shares with respect to which options have been issued and are then outstanding and the number of shares issued upon exercise of options. In the event that any outstanding option under the Plan for any reason expires, is terminated or is canceled prior to the end of the period during which options may be granted, the shares of Stock called for by the unexercised portion of such option may again be subject to an option under the Plan.

                                  ARTICLE IV.
                          ELIGIBILITY OF PARTICIPANTS

    Subject to ARTICLE VII in the case of incentive stock options, officers and other key employees of the Company (excluding any person who is an outside director) shall be eligible to receive discretionary grants of options under the Plan. In addition, options which are not incentive stock options may be granted to consultants or other key persons (excluding any person who is an outside director) who the Committee determines shall receive options under the Plan. No person may receive options for more than 11,00,000 shares of Stock during the term of the Plan.

                                   ARTICLE V.
                             OPTION EXERCISE PRICE

    Subject to ARTICLE VII in the case of incentive stock options, except as otherwise provided by the Committee in the option agreement, the option exercise price of each option granted under the Plan shall not be less than the Fair Market Value of Stock at the time the option is granted. Fair Market Value shall in all cases be based on trading days occurring after the "Initial Closing Date" as such term is defined in the Purchase Agreement. For purposes of the Plan, the Fair Market Value on a given date means (i) if the Stock is listed on a national securities exchange, the average of the closing sale prices reported as having occurred on the primary exchange with which the Stock is listed and traded during the twenty (20) trading days occurring immediately prior to such date;
(ii) if the Stock is not listed on any national securities exchange but is quoted in the National Market System of the National Association of Securities Dealers Automated Quotation System on a last sale basis, the average between the high bid price and low ask price reported during the twenty (20) trading days occurring immediately prior to such date; or (iii) if the Stock is not listed on a national securities exchange nor quoted in the National Market System of the National Association of Securities Dealers Automated Quotation System on a last sale basis, the amount determined by the Committee to be the fair market value based upon a good faith attempt to value the Stock accurately and computed in accordance with applicable regulations of the Internal Revenue Service.

                                  ARTICLE VI.
                         EXERCISE AND TERMS OF OPTIONS

    Subject to this ARTICLE VI, the Committee shall determine the dates after which options may be exercised, in whole or in part. If an option is exercisable in installments, such installments or portions thereof which become exercisable shall remain exercisable until exercise or expiration of the option.

    Unless otherwise provided in the option agreement or agreed to by the Committee at the time of exercise, each optionee shall enter into a binding agreement with the Company at the time of grant pursuant to which such optionee agrees (i) not to sell, assign or otherwise transfer more than 25% of the Stock purchased pursuant to an Option in any given year and (ii) in aggregate not to sell, assign or otherwise transfer more than 25% of the Stock purchased pursuant to an Option over a five year period beginning on the effective date of this Plan. Appropriate legends shall be placed on the stock certificates evidencing shares issued upon exercise of options to reflect such transfer restrictions.

    Any other provision of the Plan to the contrary notwithstanding, but subject to ARTICLE VII in the case of incentive stock options, no option shall be exercised after the date ten years from the date of grant of such option (the "Termination Date").

    If prior to the Termination Date, an optionee shall cease to be employed by the Company by reason of a disability, as defined in Section 22(e)(3) of the Code, or by reason of retirement on or after age 65 ("Retirement") the option shall remain exercisable until the earlier of the Termination Date or one year after the date of cessation of employment to the extent the option was exercisable at the time of cessation of employment.

    In the event of the death of an optionee prior to the Termination Date and while employed by the Company, or while entitled to exercise an option pursuant to the preceding paragraph or the next to last sentence of the subsequent paragraph, the option shall remain exercisable until the earlier of the Termination Date or one year after the date of death, by the person or person to whom the optionee's rights under the option pass by will or the applicable laws of descent and distribution, to the extent that the optionee was entitled to exercise it on the date of death.

    Unless otherwise provided in the option agreement, if an optionee voluntarily terminates employment with the Company for reasons other than
(i) death, (ii) disability, (iii) Retirement, or (iv) Good Reason (as hereinafter defined), or if an optionee's employment with the Company is terminated for Cause (as hereinafter defined), all options previously granted to such optionee which have not been exercised prior to such termination shall lapse and be canceled. If the Company terminates an optionee's employment without Cause, or if an optionee terminates his employment for Good Reason, all options previously granted to such optionee which were vested and satisfied all conditions to exercisability immediately prior to such termination shall continue to be vested and exercisable for a period not extending beyond the earlier of the Termination Date or one year after the date of such termination. In addition, if a Change in Control (as defined in Article XI hereof) occurs within six months from the date of termination of employment of an optionee referred to in the preceding sentence, unvested options shall become vested and exercisable to the same extent as if the Change in Control had occurred on the date of his termination of employment, and any such options shall continue to be exercisable until the earlier of the Termination Date or the first anniversary of optionee's termination of employment.

    In the case of any optionee who has an employment agreement with the Company, it shall be a condition to exercise of an option that the optionee not have engaged in any material and knowing or intentional breach of his employment agreement. After the expiration of the exercise period described in any of the preceding four paragraphs hereof, options shall terminate together with all of the optionee's rights thereunder, to the extent not previously exercised.

    For purposes of the Plan, the Company shall have "Cause" to terminate an optionee's employment if the Company has cause to terminate the optionee's employment under any existing employment agreement between the optionee and the Company or, in the absence of an employment agreement between the optionee and the Company, if the Company terminates the optionee after the Company reasonably determines that the optionee: (1) shall have been determined by a court of law to have committed any felony including, but not limited to, a felony involving fraud, theft, misappropriation, dishonesty, embezzlement, or any other crime involving moral turpitude, or if the optionee shall have been arrested or indicted for violation of any criminal statute constituting a felony, provided the Company reasonably determines that the continuation of the optionee's employment after such event would have an adverse impact on the operation or reputation of the Company or its affiliates (subsequent references to the "Company" in this paragraph shall be deemed to refer to the Company or its affiliates); (2) shall have committed one or more acts or gross negligence or willful misconduct that, in the good faith opinion of the Company, materially impair the goodwill or business of the Company or cause material damage to its property, goodwill, or business, or would, if known, subject the Company to public ridicule; (3) shall have refused or failed to a material degree to perform his duties hereunder (continuing without cure for ten (10) days after receipt of written notice of need to cure); (4) shall have violated any material written Company policy provided to the Executive during or prior to the Term (continuing without cure for ten (10) days after receipt of written notice of need to cure) and that has caused material harm to the Company; or (5) knew, or should have known, that the Company materially, and knowingly or intentionally breached any representation, warranty, or covenant under the Purchase Agreement or, if the optionee has an employment agreement with the Company, the optionee shall have materially and intentionally or knowingly breached any provision of such employment agreement.

    For purposes of the Plan, in the case of an optionee who is not an employee of the Company, references to employment herein shall be deemed to refer to such person's relationship to the Company.

    Upon any merger or reorganization or other business combination in which the Company shall not be the surviving corporation, or a dissolution or liquidation of the Company, or a sale of all or substantially all of the Company's assets, all outstanding options shall terminate; PROVIDED, HOWEVER, that the Company shall cause either (i) the optionees to be paid an amount equal to the difference between (A) the aggregate fair market value (determined in accordance with ARTICLE V of the Plan) of the Stock subject to options held by the optionees at the time of such transaction that have become vested and exercisable by the terms of the Plan and the applicable option agreements (either as a result of or prior to such transaction) and (B) the aggregate exercise price of such options, or (ii) the surviving or resulting corporation to grant the optionees substitute options to purchase its shares on such terms and conditions, both as to the number of shares and otherwise, which the Committee shall deem appropriate.

    Notwithstanding the foregoing provisions of this ARTICLE VI or the terms of any option agreement, the Committee may in its sole discretion accelerate the exercisability of any option granted hereunder. Any such acceleration shall not affect the terms and conditions of any such option other than with respect to exercisability.

                                  ARTICLE VII.
         SPECIAL PROVISIONS APPLICABLE TO INCENTIVE STOCK OPTIONS ONLY

    To the extent the aggregate fair market value (determined as of the time the option is granted) of the Stock with respect to which any options granted hereunder which are intended to be incentive stock options may be exercisable for the first time by the optionee in any calendar year (under this Plan or any other stock option plan of the Company or any parent or subsidiary thereof) exceeds $100,000, such options, but only to the degree of such excess, shall not be considered incentive stock options but rather shall be non-qualified stock options.

    No incentive stock option may be granted to an individual who, at the time the option is granted, owns directly, or indirectly within the meaning of
Section 424(d) of the Code, stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary thereof, unless such option (i) has an option price of at least
110 percent of the fair market value of the Stock on the date of the grant of such option; and (ii) cannot be exercised more than five years after the date it is granted.

    Each optionee who receives an incentive stock option must agree to notify the Company in writing immediately after the optionee makes a disqualifying disposition of any Stock acquired pursuant to the exercise of an incentive stock option. A disqualifying disposition is any disposition (including any sale) of such Stock before the later of (a) two years after the date the optionee was granted the incentive stock option or (b) one year after the date the optionee acquired Stock by exercising the incentive stock option.

                                 ARTICLE VIII.
                               PAYMENT FOR SHARES

    Payment for shares of Stock purchased under an option granted hereunder shall be made in full upon exercise of the option, by certified or bank cashier's check payable to the order of the Company or by any other means determined by the Committee. The Stock purchased shall thereupon be promptly delivered; PROVIDED, HOWEVER, that the Committee may, in its discretion, require that an optionee pay to the Company, at the time of exercise, such amount as the Company deems necessary to satisfy its obligation to withhold Federal, state or local income or other taxes incurred by reason of the exercise or the transfer of shares thereupon.

                                  ARTICLE IX.
                      NON-TRANSFERABILITY OF OPTION RIGHTS

    No option shall be transferable except by will or the laws of descent and distribution. During the lifetime of the optionee, the option shall be exercisable only by him. The Committee may, however, in its sole discretion, allow for transfer of options which are not incentive stock options to other persons or entities, subject to such conditions or limitations as it may establish.

                                   ARTICLE X.
                 ADJUSTMENT FOR RECAPITALIZATION, MERGER, ETC.

    The aggregate number of shares of Stock which may be purchased pursuant to options granted hereunder, the maximum number of shares for which options may be granted to any one person the number of shares of Stock covered by each outstanding option and the price per share thereof in each such option shall be appropriately adjusted for any increase or decrease in the number of outstanding shares of stock resulting from a stock split or other subdivision or consolidation of shares of Stock or for other capital adjustments or payments of stock dividends or distributions or other increases or decreases in the outstanding shares of Stock without receipt of consideration by the Company. Any adjustment shall be conclusively determined by the Committee.

    In the event of any change in the outstanding shares of Stock by reason of any recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other corporate change, or any distributions to common shareholders other than cash dividends, the Committee shall make such substitution or adjustment, if any, as it deems to be equitable, as to the number or kind of shares of Stock or other securities issued or reserved for issuance pursuant to the Plan, and the number or kind of shares of Stock or other securities covered by outstanding options, and the option price thereof. In instances where another corporation or other business entity is being acquired by the Company, and the Company has assumed outstanding employee option grants and/or the obligation to make future or potential grants under a prior existing plan of the acquired entity, similar adjustments are permitted at the discretion of the Committee. The Committee shall notify optionees of any intended sale of all or substantially all of the Company's assets within a reasonable time prior to such sale.

    In the event of a merger of the Company with or into another corporation or entity, or the sale of substantially all or the assets of the Company, each outstanding stock option shall be assumed or an equivalent stock option substituted by the successor corporation or entity or a parent or subsidiary of the successor corporation or entity. In the event that the successor corporation or entity refuses to assume or substitute for any stock option, then such stock option shall terminate as of the date of the closing of the merger or sale. For the purposes of this paragraph, a stock option shall be considered assumed if, following the merger or sale of assets, the stock option confers the right to purchase or receive, for each share of stock subject to the stock option, immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of the common stock of the Company for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the merger or sale of assets was not solely common stock of the successor corporation or entity or its parent or subsidiary, the Committee may, with the consent of the successor corporation or entity, provide for the consideration to be received upon the exercise of the stock option, to be solely common stock of the successor corporation or entity or its parent or subsidiary equal in fair market value to the per share consideration received by holders of the common stock of the Company in the merger or sale of assets.

    The foregoing adjustments and the manner of application of the foregoing provisions shall be determined by the Committee in its sole discretion. Any such adjustment may provide for the elimination of any fractional share which might otherwise become subject to an option.

                                  ARTICLE XI.
                          EFFECT OF CHANGE IN CONTROL

    (a) Except to the extent otherwise provided in a particular option agreement or in paragraph (c) below, in the event of a "Change in Control," notwithstanding any unsatisfied service requirement established in the option agreement, such option shall become fully exercisable immediately prior to the Change in Control with respect to 100 percent of the shares subject to such option.

    (b) For purposes of the Plan, a Change in Control shall, subject to subsection (c) below, be deemed to occur if, after the date the conditions of Article XVIII have been satisfied (i) any "person" (as that term is used in Sections 13 and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than Capital Z or any of its affiliates, is or becomes the beneficial owner (as that term is used in Section 13(d) of the Exchange Act), directly or indirectly, of 50% or more of either the outstanding shares of Common Stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally, (ii) the Company is merged, consolidated or reorganized into or with another corporation or another legal entity and, as a result of such merger, consolidation or reorganization, less than 50% of the combined voting power of the then-outstanding securities of such corporation or entity immediately after such transaction is held in the aggregate by the holders of the combined voting power of the securities of the Company entitled to generally in the election of directors of the Company immediately prior to such transaction, (iii) individuals who constitute the Board at the beginning of such period cease for any reason to constitute at least a majority thereof, unless the election or the nomination for election by the Company's shareholders of each new director was approved by a vote of at least three-quarters of the directors then still in office who were directors at the beginning of the period or (iv) the Company undergoes a liquidation or dissolution or a sale of all or substantially all of the assets of the Company. No merger, consolidation or corporate reorganization in which the owners of the combined voting power of the Company's then outstanding voting securities entitled to vote generally prior to said combination, own 50% or more of the resulting entity's outstanding voting securities shall, by itself, be considered a Change in Control.

    (c) Notwithstanding any other provision of this Plan, unless (i) an optionee terminates his employment for Good Reason, or (ii) is terminated by the Company without Cause, in either case within one year after a Change in Control (as defined in subsection (b) above), no event shall be treated as a Change in Control unless all equity securities of the Company then held by Capital Z are contemporaneously exchanged for cash or other liquid assets, which Capital Z is free to sell on a basis reasonably likely to result in receipt of cash proceeds equal to or greater than the price payable to shareholders upon a Change in Control (such event is referred to as a "Capital Z Realization Event" and such price is referred to as the "Change in Control Price"). If an optionee's employment is terminated by the Company without Cause or by the optionee for Good Reason within one year after a Change in Control (as defined in subsection (b) above), the event shall be treated as both a Change in Control and a Capital Z Realization Event with respect to such optionee and acceleration of vesting shall occur to the extent the performance conditions established in the option agreement were satisfied as of the date of the Change in Control.

                                  ARTICLE XII.
                        NO OBLIGATION TO EXERCISE OPTION

    Granting of an option shall impose no obligation on the recipient to exercise such option.

                                 ARTICLE XIII.
                                USE OF PROCEEDS

    The proceeds received from the sale of Stock pursuant to the Plan shall be used for general corporate purposes.

                                  ARTICLE XIV.
                            RIGHTS AS A STOCKHOLDER

    An optionee or a transferee of an option shall have no rights as a stockholder with respect to any share covered by his option until he shall have become the holder of record of such share, and he shall not be entitled to any dividends or distributions or other rights in respect of such share for which the record date is prior to the date on which he shall have become the holder of record thereof.

    Notwithstanding anything herein to the contrary, the Committee, in its sole discretion, may restrict the transferability of all or any number of shares issued under the Plan upon the exercise of an option by legending the stock certificate as it deems appropriate.

                                  ARTICLE XV.
                               EMPLOYMENT RIGHTS

    Nothing in the Plan or in any option granted hereunder shall confer on any optionee any right to continue in the employ of the Company or any of its subsidiaries, or to interfere in any way with the right of the Company or any of its subsidiaries to terminate the optionee's employment at any time for any reason, whether or not for Cause.

                                  ARTICLE XVI.
                              COMPLIANCE WITH LAW

    The Company is relieved from any liability for the nonissuance or non-transfer or any delay in issuance or transfer of any shares of Stock subject to options under the Plan which results from the inability of the Company to obtain or in any delay in obtaining from any regulatory body having jurisdiction, all requisite authority to issue or transfer shares of Stock of the Company either upon exercise of the options under the Plan or shares of Stock issued as a result of such exercise if counsel for the Company deems such authority necessary for lawful issuance or transfer of any such shares, Appropriate legends may be placed on the stock certificates evidencing shares issued upon exercise of options to reflect such transfer restrictions.

    Each option granted under the Plan is subject to the requirement that if at any time the Committee determines, in its discretion, that the listing, registration or qualification of shares of Stock issuable upon exercise of options is required by any securities exchange or under any state or Federal law, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of options or the issuance of shares of Stock, no shares of Stock shall be issued, in whole or in part, unless such listing, registration, qualification, consent or approval has been effected or obtained free of any conditions or with such conditions as are acceptable to the Committee.

                                 ARTICLE XVII.
                            CANCELLATION OF OPTIONS

    The Committee, in its discretion, may, with the consent of any optionee, cancel any outstanding option hereunder.

                                 ARTICLE XVIII.
                   EFFECTIVE DATE AND EXPIRATION DATE OF PLAN

    The Plan is effective as of the Initial Closing Date, subject to
(i) approval by the stockholders of the Company in a manner which complies with
Section 162(m) and Section 422(b)(1) of the Code and the Treasury Regulations thereunder, such approval to occur at the next meeting of stockholders of the Company, and (ii) the consummation, on or prior to Setember 30, 1999, of the "Recapitalization," as such term is defined in the Purchase Agreement. The expiration date of the Plan, after which no option may be granted hereunder, shall be December 31, 2008.

                                  ARTICLE XIX.
                      AMENDMENT OR DISCONTINUANCE OF PLAN

    The Board may, without the consent of the Company's stockholders or optionees under the Plan, at any time terminate the Plan entirely and at any time or from time to time amend or modify the Plan, provided that no such action shall adversely affect options theretofore granted hereunder without the optionee's consent, and provided further that no such action by the Board, without approval of the stockholders, may (a) increase the total number of shares of Stock which may be purchased pursuant to options granted under the Plan, except as contemplated in
ARTICLE X, or (b) expand the class of employees eligible to receive options under the Plan.

                                  ARTICLE XX.
                     MANDATORY GRANTS TO OUTSIDE DIRECTORS

    Notwithstanding any other provisions of the Plan, Outside Directors shall receive mandatory grants of nonqualified stock options under the Plan as follows:

    (a) Upon the initial election or appointment of an Outside Director, the Committee shall grant to such member, at the first meeting of the Committee following the date of such election or appointment, an award in the form of a ten year nonqualified stock option to purchase 50,000 shares of Stock.

    (b) The Committee shall grant to each Outside Director, effective as of each annual meeting of the Company's stockholders at the conclusion of which the Outside Director still serves as a director of the Company, an award in the form of a ten year nonqualified stock option to purchase 50,000 shares of Stock.

    (c) All stock options granted to Outside Directors under this ARTICLE XX shall have an exercise price equal to 100% of Fair Market Value of a share of Stock on the date the stock option is granted.

    (d) All stock options granted to Outside Directors under this ARTICLE XX will vest or become exercisable as follows: 20% of the stock option (rounded up to the nearest whole share) shall vest on the first anniversary of the date of grant of the stock option and 20% of the stock option (rounded up to the nearest whole share) shall vest on each such anniversary thereafter until fully vested.

    (e) The vesting schedule of all stock options granted to Outside Directors under this ARTICLE XX shall accelerate in the event of a Change in Control based upon a per-share price of the Change in Control transaction similar to the acceleration provision in other stock options granted at that time.

    (f) Unless otherwise provided in the Plan, all provisions regarding the terms of stock options, other than those pertaining to vesting of stock options, the number of shares covered by the stock options, term and exercise price of stock options shall be applicable to the stock options granted to Outside Directors under this ARTICLE XX.

                                  ARTICLE XXI.
                                 MISCELLANEOUS

    (a) Options shall be evidenced by option agreements (which need not be identical) in such forms as the Committee may from time to time approve. Such agreements shall conform to the terms and conditions of the Plan and may provide that the grant of any option under the Plan and Stock acquired pursuant to the Plan shall also be subject to such other conditions (whether or not applicable to the option or Stock received by any other optionee) as the Committee determines appropriate, including, without limitation, provisions to assist the optionee in financing the purchase of Stock through the exercise of options, provisions for the forfeiture of, or restrictions on, resale or other disposition of shares under the Plan, and provisions to comply with Federal and state securities laws and Federal and state income tax withholding requirements.

    (b) If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

    (c) No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on his behalf in his capacity as a member of the Committee nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan unless arising out of such person's own fraud or bad faith; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Certificate of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

    (d) The Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware without reference to the principles of conflicts of law thereof.

    (e) No provision of the Plan shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. optionees shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law.

    (f) Each member of the Committee and each member of the Board shall be fully justified in relaying, acting or failing to act, and shall not be liable for having so relied, acted or failed to act in good faith, upon any report made by the independent public accountant of the Company and upon any other information furnished in connection with the Plan by any person or persons other than such member.

    (g) References to "Good Reason" as used herein shall relate only to optionees who have employment agreements with the Company, and in such cases, shall have the same meaning as set forth in such employment agreement. If the optionee does not have an employment agreement with the Company, or has an employment agreement that does not use the term Good Reason, then provisions relating to such term shall not apply.

    (h) Except as otherwise specifically provided in the relevant plan document, no payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit-sharing, group insurance or other benefit plan of the Company. (i) The expenses of administering the Plan shall be borne by the Company. Masculine pronouns and other words of masculine gender shall refer to both men and women.

PROXY
(Common Stock)


                             AAMES FINANCIAL CORPORATION

                            ANNUAL MEETING OF STOCKHOLDERS
                                   NOVEMBER 8, 2000

                    THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

        The undersigned holder(s) of Common Stock of Aames Financial Corporation, a Delaware corporation (the "Company"), hereby acknowledge(s) receipt of the Proxy Statement and the Notice of the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held on November 8, 2000, at 1:00 p.m., Los Angeles time, at the Omni Hotel, 251 S. Olive Street, Los Angeles, California, and hereby further revokes all previous proxies and appoints John F. Madden, Jr. and Ralph W. Flick as proxies of the undersigned, with full power of substitution for and in the name of the undersigned, at the Annual Meeting and any adjournment(s) thereof with the same effect as if the undersigned were present, for the following purposes:

                    (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)


-------------------------------------------------------------------------------
                               FOLD AND DETACH HERE

-------------------------------------------------------------------------------
                                                            Please mark
                                                            your vote as    /X/
                                                            indicated in
                                                            this example.


COMMON STOCK

                                                                     FOR    AGAINST   ABSTAIN
1. To approve the amendment to the Company's Certificate of
   Incorporation to eliminate the effect of the planned offering     / /      / /       / /
   of rights by the Company to purchase Series D Convertible
   Preferred Stock on the conversion ratio of the Company's
   Series B Convertible Preferred Stock, Series C Convertible
   Preferred Stock and Series D Convertible Preferred Stock,
   if any.

2. To approve the proposal to increase the number of shares of
   the Company's Preferred Stock which have been designated as       / /      / /       / /
   shares of Series D Convertible Preferred Stock from
   108,565,514 shares to 149,365,514 shares and to authorize
   the issuance of up to [68,020,470] shares of Series D
   Preferred Stock in the Rights Offering.

3. To amend the Company's Amended and Restated 1999 Stock Option
   Plan to increase the number of shares authorized for issuance     / /      / /       / /
   from 12,000,000 to 22,000,000.

                                                                    FOR the                WITHHOLD
4. ELECTION OF CLASS I COMMON STOCK DIRECTORS: The election         nominees listed        authority to
   of the following persons as directors of the Company,            (except as marked      vote for the
   as provided in the Company's Proxy Statement:                    to the contrary)       nominees listed

David H. Elliott                                                          / /                    / /
A. Jay Meyerson

Instruction: To vote against any one nominee, write that
nominee's name in the space provided below:
________________________________________________________
                                                                     FOR    AGAINST   ABSTAIN
5. The ratification of the appointment of Ernst & Young LLP
   as the independent accountants for the fiscal year ending         / /      / /       / /
   June 30, 2001.

                                                THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED
                                                AS YOU HAVE INDICATED ABOVE. IF NO INDICATION HAS
                                                BEEN MADE, THE SHARES REPRESENTED BY THIS PROXY WILL
                                                BE VOTED FOR THE ABOVE NOMINEE AND IN FAVOR OF THE
                                                PROPOSALS AND, AS THE PROXY DEEMS ADVISABLE, ON SUCH
                                                OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL
                                                MEETING.

                                                YOUR VOTE IS IMPORTANT TO THE COMPANY.

                                                PLEASE SIGN AND RETURN YOUR PROXY BY TEARING OFF THE TOP
                                                PORTION OF THIS SHEET AND RETURNING IT IN THE ENCLOSED
                                                POSTAGE-PAID ENVELOPE.

Signature(s)_________________________, Signature, if held jointly___________________Date_____________, 2000 (Please sign exactly as your name appears on your stock certificate.) When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign. All joint owners should sign. If a corporation, sign in full corporation name by President or other authorized officer. If a partnership, sign in partnership name by authorized person.
Persons signing in a fiduciary capacity should indicate their full title in such capacity.

-------------------------------------------------------------------------------
                            FOLD AND DETACH HERE

PROXY
(Series B Convertible Preferred Stock)


                          AAMES FINANCIAL CORPORATION

                        ANNUAL MEETING OF STOCKHOLDERS
                               NOVEMBER 8, 2000

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

        The undersigned holder(s) of Series B Convertible Preferred Stock of Aames Financial Corporation, a Delaware corporation (the "Company"), hereby acknowledge(s) receipt of the Proxy Statement and the Notice of the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held on November 8, 2000, at 1:00 p.m., Los Angeles time, at the Omni Hotel, 251 S. Olive Street, Los Angeles, California, and hereby further revokes all previous proxies and appoints John F. Madden, Jr. and Ralph W. Flick as proxies of the undersigned, with full power of substitution for and in the name of the undersigned, at the Annual Meeting and any adjournment(s) thereof with the same effect as if the undersigned were present, for the following purposes:

                     (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

-------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

-------------------------------------------------------------------------------
                                                            Please mark
                                                            your vote as    /X/
                                                            indicated in
                                                            this example.

SERIES B CONVERTIBLE PREFERRED STOCK

                                                                     FOR    AGAINST   ABSTAIN
1. To approve the amendment to the Company's
   Certificate of Incorporation to eliminate the effect of the       / /      / /       / /
   planned offering of rights by the Company to purchase
   Series D Convertible Preferred Stock on the conversion
   ratio of the Company's Series B Convertible Preferred Stock,
   Series C Convertible Preferred Stock and Series D Convertible
   Preferred Stock, if any.

2. To approve the proposal to increase the number of shares of
   the Company's Preferred Stock which have been designated as       / /      / /       / /
   shares of Series D Convertible Preferred Stock from 108,565,514 shares to 149,365,514 shares and to authorize the issuance of up to [68,020,470] shares of Series D Preferred Stock in the
   Rights Offering.

3. To amend the Company's Amended and Restated 1999 Stock
   Option Plan to increase the number of shares authorized for       / /      / /       / /
   issuance from 12,000,000 to 22,000,000.

4. ELECTION OF SERIES B DIRECTORS: The election of the following
   persons as Series B Directors of the Company, as provided in      / /      / /       / /
   the Company's Proxy Statement:
                                                                              FOR the nominees       WITHOLD
                                                                              listed (except         authority to vote
Steven M. Gluckstern                                                          as marked to the       for the nominees
Adam M. Mizel                                                                 contrary)              listed
Eric C. Rahe                    INSTRUCTION: To vote against any one
Mani A. Sadeghi                 nominee, write that nominee's name in               / /                     / /
David A. Spuria                 the space provided below:
                                _____________________________________

5. ELECTION OF CLASS I COMMON STOCK DIRECTORS: The election of the following persons as directors of the Company, as provided in the Company's Proxy Statement:

                                                                              FOR the nominees       WITHOLD
                                                                              listed (except         authority to vote
                                                                              as marked to the       for the nominees
                                                                              contrary)              listed
David H. Elliott                INSTRUCTION: To vote against any one
A. Jay Meyerson                 nominee, write that nominee's name in               / /                     / /
                                the space provided below:
                                _______________________________________
                                                                              FOR    AGAINST   ABSTAIN
                                  6.  The ratification of the appointment
                                      of Ernst & Young LLP as the Company's   / /      / /       / /
                                      independent accountants for the fiscal
                                      year ending June 30, 2001.

                                  THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS YOU HAVE INDICATED
                                  ABOVE. IF NO INDICATION HAS BEEN MADE, THE SHARES REPRESENTED BY THIS
                                  PROXY WILL BE VOTED FOR THE ABOVE NOMINEE AND IN FAVOR OF THE PROPOSALS
                                  AND, AS THE PROXY DEEMS ADVISABLE, ON SUCH OTHER BUSINESS AS MAY PROPERLY
                                  COME BEFORE THE ANNUAL MEETING.

                                  YOUR VOTE IS IMPORTANT TO THE COMPANY.

                                  PLEASE SIGN AND RETURN YOUR PROXY BY TEARING OFF THE TOP PORTION OF THIS
                                  SHEET AND RETURNING IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE.


Signature(s)_________________________, Signature, if held jointly___________________Date_____________, 2000 (Please sign exactly as your name appears on your stock certificate.) When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign. All joint owners should sign. If a corporation, sign in full corporation name by President or other authorized officer. If a partnership, sign in partnership name by authorized person.
Persons signing in a fiduciary capacity should indicate their full title in such capacity.

-------------------------------------------------------------------------------
                            FOLD AND DETACH HERE

PROXY
(Series C Convertible Preferred Stock)

                             AAMES FINANCIAL CORPORATION

                            ANNUAL MEETING OF STOCKHOLDERS
                                  NOVEMBER 8, 2000

                    THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

        The undersigned holder(s) of Series C Convertible Preferred Stock of Aames Financial Corporation, a Delaware corporation (the "Company"), hereby acknowledge(s) receipt of the Proxy Statement and the Notice of the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held on November 8, 2000, at 1:00 p.m., Los Angeles time, at the Omni Hotel, 251 S. Olive Street, Los Angeles, California, and hereby further revokes all previous proxies and appoints John F. Madden, Jr. and Ralph W. Flick as proxies of the undersigned, with full power of substitution for and in the name of the undersigned, at the Annual Meeting and any adjournment(s) thereof with the same effect as if the undersigned were present, for the following purposes:

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)


-------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

-------------------------------------------------------------------------------
                                                            Please mark
                                                            your vote as    /X/
                                                            indicated in
                                                            this example.

SERIES C CONVERTIBLE PREFERRED STOCK

                                                                     FOR    AGAINST   ABSTAIN
1. To approve the amendment to the Company's
   Certificate of Incorporation to eliminate the effect of           / /      / /       / /
   the planned offering of rights by the Company to purchase
   Series D Convertible Preferred Stock on the conversion
   ratio of the Company's Series B Convertible Preferred
   Stock, Series C Convertible Preferred Stock and Series D
   Convertible Preferred Stock, if any.

2. To approve the proposal to increase the number of shares
   of the Company's Preferred Stock which have been designated       / /      / /       / /
   as shares of Series D Convertible Preferred Stock from
   108,565,514 shares to 149,365,514 shares and to authorize the issuance of up to [68,020,470] shares of Series D Preferred
   Stock in the Rights Offering.

3. To amend the Company's Amended and Restated 1999 Stock Option
   Plan to increase the number of shares authorized for issuance     / /      / /       / /
   from 12,000,000 to 22,000,000.

4. The ratification of the appointment of Ernst & Young LLP as
   the Company's independent accountants for the fiscal year         / /      / /       / /
   ending June 30, 2001.


                                                        THE SHARES REPRESENTED BY THIS PROXY WILL
                                                        BE VOTED AS YOU HAVE INDICATED ABOVE. IF NO
                                                        INDICATION HAS BEEN MADE, THE SHARES REPRESENTED
                                                        BY THIS PROXY WILL BE VOTED FOR THE ABOVE NOMINEE
                                                        AND IN FAVOR OF THE PROPOSALS AND, AS THE PROXY
                                                        DEEMS ADVISABLE, ON SUCH OTHER BUSINESS AS MAY
                                                        PROPERLY COME BEFORE THE ANNUAL MEETING.

                                                        YOUR VOTE IS IMPORTANT TO THE COMPANY.

                                                        PLEASE SIGN AND RETURN YOUR PROXY BY TEARING OFF
                                                        THE TOP PORTION OF THIS SHEET AND RETURNING IT IN THE
                                                        ENCLOSED POSTAGE-PAID ENVELOPE.

Signature(s)_________________________, Signature, if held jointly___________________Date_____________, 2000 (Please sign exactly as your name appears on your stock certificate.) When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign. All joint owners should sign. If a corporation, sign in full corporation name by President or other authorized officer. If a partnership, sign in partnership name by authorized person.
Persons signing in a fiduciary capacity should indicate their full title in such capacity.

-------------------------------------------------------------------------------
                            FOLD AND DETACH HERE

PROXY
(Series D Convertible Preferred Stock)


                           ANNUAL MEETING OF STOCKHOLDERS
                                NOVEMBER 8, 2000

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

        The undersigned holder(s) of Series D Convertible Preferred Stock of Aames Financial Corporation, a Delaware corporation (the "Company"), hereby acknowledge(s) receipt of the Proxy Statement and the Notice of the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held on November 8, 2000, at 1:00 p.m., Los Angeles time, at the Omni Hotel, 251 S. Olive Street, Los Angeles, California, and hereby further revokes all previous proxies and appoints John F. Madden, Jr. and Ralph W. Flick as proxies of the undersigned, with full power of substitution for and in the name of the undersigned, at the Annual Meeting and any adjournment(s) thereof with the same effect as if the undersigned were present, for the following purposes:

                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)



-------------------------------------------------------------------------------
                            FOLD AND DETACH HERE

-------------------------------------------------------------------------------
                                                            Please mark
                                                            your vote as    /X/
                                                            indicated in
                                                            this example.

SERIES D CONVERTIBLE PREFERRED STOCK

                                                                     FOR    AGAINST   ABSTAIN
1. To approve the amendment to the Company's Certificate of
   Incorporation to eliminate the effect of the planned              / /      / /       / /
   offering of rights by the Company to purchase Series D
   Convertible Preferred Stock on the conversion ratio of the
   Company's Series B Convertible Preferred Stock, Series C
   Convertible Preferred Stock and Series D Convertible
   Preferred Stock, if any.

2. To approve the proposal to increase the number of shares of
   the Company's Preferred Stock which have been designated          / /      / /       / /
   as shares of Series D Convertible Preferred Stock from
   108,565,514 shares to 149,365,514 shares and to authorize the issuance of up to [68,020,470] shares of Series D Preferred
   Stock in the Rights Offering.

3. To amend the Company's Amended and Restated 1999 Stock Option
   Plan to increase the number of shares authorized for issuance     / /      / /       / /
   from 12,000,000 to 22,000,000.

4. The ratification of the appointment of Ernst & Young LLP as
   the Company's independent accountants for the fiscal year ending  / /      / /       / /
   June 30, 2001.

                                                        THE SHARES REPRESENTED BY THIS PROXY WILL
                                                        BE VOTED AS YOU HAVE INDICATED ABOVE. IF NO
                                                        INDICATION HAS BEEN MADE, THE SHARES REPRESENTED
                                                        BY THIS PROXY WILL BE VOTED FOR THE ABOVE NOMINEE
                                                        AND IN FAVOR OF THE PROPOSALS AND, AS THE PROXY
                                                        DEEMS ADVISABLE, ON SUCH OTHER BUSINESS AS MAY
                                                        PROPERLY COME BEFORE THE ANNUAL MEETING.

                                                        YOUR VOTE IS IMPORTANT TO THE COMPANY.

                                                        PLEASE SIGN AND RETURN YOUR PROXY BY TEARING OFF
                                                        THE TOP PORTION OF THIS SHEET AND RETURNING IT IN THE
                                                        ENCLOSED POSTAGE-PAID ENVELOPE.

Signature(s)_________________________, Signature, if held jointly___________________Date_____________, 2000 (Please sign exactly as your name appears on your stock certificate.) When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign. All joint owners should sign. If a corporation, sign in full corporation name by President or other authorized officer. If a partnership, sign in partnership name by authorized person.
Persons signing in a fiduciary capacity should indicate their full title in such capacity.

-------------------------------------------------------------------------------
                            FOLD AND DETACH HERE